UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

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☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to § 240.14a-12

AMN HEALTHCARE SERVICES, INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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AMN Healthcare Services, Inc.

12400 High Bluff Drive, Suite 100

San Diego, California 92130

Telephone: (866) 871-8519

March 15, 2006

Dear Stockholder:

You are cordially invited to attend the Annual Meeting of Stockholders (the “Annual Meeting”) of AMN Healthcare Services, Inc. (the “Company” or “AMN”) at the Company’s headquarters located at 12400 High Bluff Drive, Suite 100, San Diego, California 92130 on April 12, 2006, at 8:30 a.m., Pacific Time. Details regarding admission to the Annual Meeting and the business to be conducted are more fully described in the accompanying formal notice of the Annual Meeting and proxy statement.

A copy of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2005 is enclosed. The formal notice of the Annual Meeting, the proxy statement and the proxy card follow. It is important that your shares be represented and voted, regardless of the size of your holdings. Accordingly, whether or not you plan to attend the Annual Meeting, please complete, sign, date and return the enclosed proxy card promptly so that your shares will be represented at the Annual Meeting. The proxy is revocable at any time before it is voted and will not affect your right to vote in person if you attend the Annual Meeting.

Thank you for your ongoing support of and continued interest in AMN.

Very truly yours,

Susan R. Nowakowski
Chief Executive Officer & President

AMN Healthcare Services, Inc.

12400 High Bluff Drive, Suite 100

San Diego, California 92130

Telephone: (866) 871-8519

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS TO

BE HELD ON APRIL 12, 2006 AT 8:30 A.M.

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the “Annual Meeting”) of AMN Healthcare Services, Inc. (the “Company”) will be held at the Company’s headquarters, located at 12400 High Bluff Drive, Suite 100, San Diego, California 92130 on April 12, 2006 at 8:30 a.m., Pacific Time, for the following purposes:

(1)	To elect seven directors to the Company’s Board of Directors to hold office until the next Annual Meeting or until their successors are duly elected and qualified;

(2)	To adopt the Company’s Equity Plan;

(3)	To ratify the selection by the Company’s Board of Directors of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2006, and

(4)	To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

The Board of Directors has fixed the close of business on March 10, 2006 as the record date for determination of stockholders of the Company entitled to notice of and to vote at the Annual Meeting or any adjournment thereof. Representation of at least a majority of the voting power represented by all outstanding shares is required to constitute a quorum at the Annual Meeting. Accordingly, it is important that your shares be represented at the Annual Meeting. Whether or not you plan to attend the Annual Meeting, please complete, date and sign the enclosed proxy card and mail it promptly in the self-addressed envelope enclosed for your convenience. The proxy is revocable at any time before it is voted and will not affect your right to vote in person if you attend the Annual Meeting.

March 15, 2006:	By Order of the Board of Directors,

Denise L. Jackson
Senior Vice President, General Counsel and Secretary
San Diego, California

YOUR VOTE IS IMPORTANT. ACCORDINGLY, THE COMPANY URGES YOU TO

COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD

REGARDLESS OF WHETHER YOU PLAN TO ATTEND THE ANNUAL MEETING.

AMN Healthcare Services, Inc.

12400 High Bluff Drive, Suite 100

San Diego, California 92130

Telephone: (866) 871-8519

PROXY STATEMENT

for Annual Meeting of Stockholders

to be held on April 12, 2006

General

This proxy statement and proxy card, which are first being mailed to the stockholders of AMN Healthcare Services, Inc. (the “Company” or “AMN”) on or about March 17, 2006, is furnished to you in connection with the solicitation of proxies on behalf of the Board of Directors of AMN for use at the Annual Meeting of Stockholders (the “Annual Meeting”). The Annual Meeting is to be held at the Company’s headquarters, located at 12400 High Bluff Drive, Suite 100, San Diego, California 92130, on April 12, 2006 at 8:30 a.m., Pacific Time, or at any subsequent time which may be necessary by any adjournment of the Annual Meeting.

Proxies in proper form received by the time of the Annual Meeting will be voted as specified. Stockholders may specify their choices by marking the appropriate boxes on the enclosed proxy card. If a proxy card is dated, signed and returned without specifying choices, the shares will be voted as recommended by the Board of Directors FOR proposals (1), (2) and (3). Business transacted at the Annual Meeting is confined to the purposes stated in the Notice of Annual Meeting. The proxy does, however, convey discretionary authority to the persons named in it to vote on such other business as may properly come before the Annual Meeting.

Shares of the Company’s common stock, par value $.01 per share (the “Common Stock”), cannot be voted at the Annual Meeting unless the holder is present or represented by proxy.

Voting Securities

The Board of Directors, in accordance with the Amended and Restated Bylaws of the Company (the “Bylaws”), has fixed the close of business on March 10, 2006 as the record date (the “Record Date”) for determining the stockholders entitled to notice of and to vote at the Annual Meeting or any adjournments thereof. At the close of business on that date, the outstanding number of voting securities of the Company was 32,130,241 shares of Common Stock.

For each share held as of the Record Date, each holder of Common Stock is entitled to one vote. If you hold your shares through a broker, you should contact your broker to determine the procedure by which you can vote.

The presence, in person or by proxy, of stockholders entitled to cast at least a majority of the voting power represented by all outstanding shares constitutes a quorum. If a quorum is present at the Annual Meeting: the affirmative vote of a plurality of the votes cast by the stockholders present (in person or by proxy) and entitled to vote at the Annual Meeting is required for the election of each director (Proposal 1). The vote required for the approval of the AMN Healthcare Equity Plan (Proposal 2) is the affirmative vote of a majority of the voting power cast (in person or by proxy) by those entitled to vote on this proposal. In addition, in accordance with the NYSE rules, a majority of the outstanding shares must cast a vote on this proposal and the affirmative votes must constitute at least a majority of the quorum. An abstention from voting on the proposal will have the effect of a “no” vote. Under NYSE rules, brokerage firms, banks and other nominees who hold shares on behalf of their clients in “street name” are not permitted to vote the shares if the clients do not provide instructions (either vote FOR, or vote AGAINST, or ABSTAIN) on this proposal. If brokers vote the shares absent these client instructions, the vote will be recorded as a broker non-vote. Accordingly, if a majority of the votes cast are recorded as “broker non-votes” on this proposal, the proposal will not be approved even if all of the shares voted are “yes votes.” The affirmative vote of a majority of the voting power present (in person or by proxy) and entitled to vote at the Annual Meeting is required for ratification of the appointment of KPMG LLP (“KPMG”) as the Company’s independent registered public accounting firm for the fiscal year ended December 31, 2006 (Proposal 3).

Revocability of Proxies

A stockholder giving a proxy may revoke it at any time before it is voted by giving the Secretary of the Company a letter revoking the proxy or a duly executed proxy bearing a later date, or by attending the Annual Meeting and voting in person. Attendance at the Annual Meeting will not alone constitute the revocation of a proxy.

PROPOSAL 1:

ELECTION OF DIRECTORS

Nominees for the Board of Directors

Seven directors are to be elected at the Annual Meeting to hold office until the next Annual Meeting or until their successors are duly elected and qualified, or until the director resigns, is removed, or becomes disqualified. The proxy will be voted in accordance with the directions stated on the card, or if no directions are stated, for election of each of the seven nominees listed below. Upon the recommendation of the Corporate Governance Committee, the members of the Board of Directors have nominated for election the seven current directors of the Company. The director nominees for election named below are willing to be duly elected and to serve. If any such nominee is not a candidate for election at the Annual Meeting, an event that the Board of Directors does not anticipate, the proxies will be voted for a substitute nominee. Information with respect to the business experience and affiliations of the Company’s director nominees is set forth below.

Director Nominees:

Steven C. Francis, age 51, co-founded the Company’s predecessor, AMN Healthcare, Inc., in 1985. He has been an executive officer and director since 1985, and served as the Company’s Chief Executive Officer from June 1990 until May 2005. Mr. Francis serves as the Company’s Executive Chairman of the Company’s Board of Directors and also serves as a member of the Company’s Executive Committee. Mr. Francis served as the Company’s President from 1990 to 2003. Prior to 1985, Mr. Francis served in several management positions in the hospitality industry. In addition, he served in the Nevada State Assembly from 1983 to 1987 and was elected as the Majority Leader from 1985 to 1987. Mr. Francis serves as a board member of the San Diego Regional Economic Development Corporation, the San Diego Symphony, the San Diego YMCA, and Father Joe’s Villages, one of the largest private homeless shelter organizations in the United States.

Susan R. Nowakowski, age 41, joined the Company in 1990 and has been a director since September 2003. She serves as a member of the Company’s Executive Committee and has been the Company’s President since May 2003 and the Chief Executive Officer since May 2005. Ms. Nowakowski also served as the Company’s Chief Operating Officer from December 2000 through May 2005; as Secretary from October 2001 through May 2003; as Executive Vice President from January 2002 through May 2003; and as the Company’s Senior Vice President of Business Development from September 1998 to December 2000. Following the Company’s acquisition of Medical Express, Inc., she was additionally appointed President of Medical Express, Inc. in April 1999. She also served as the Company’s Chief Financial Officer and Vice President of Business Development from 1990 to 1993 and 1993 to 1998, respectively. Prior to joining the Company, Ms. Nowakowski worked as a financial analyst at a subsidiary of Eli Lilly & Co. and as the finance manager of BioVest Partners, a venture capital firm. Ms. Nowakowski also serves as a director of Playtex Products, Inc.

R. Jeffrey Harris, age 51, has served as a director of the Company since September 2005. Mr. Harris also serves as a member of the Company’s Audit and Compensation and Stock Plan Committees. Mr. Harris served as Of Counsel to Apogent Technologies Inc. from December 2000 through 2003, and served as Vice President, General Counsel and Secretary of Apogent Technologies Inc. from 1988 to 2000. He served as a director of Apogent Technologies from 2000 until 2004, when Apogent Technologies was acquired by Fisher Scientific International Inc. Mr. Harris also serves as a director of Playtex Products, Inc. and Sybron Dental Specialties, Inc.

William F. Miller III, age 56, has served as a director of the Company since November 1999. Mr. Miller also serves as a member of the Company’s Audit and Compensation and Stock Plan Committees. He has previously served as a member of the Company’s Corporate Governance Committee. Mr. Miller is currently Chairman and a director of HMS Holdings Corp., a healthcare information technology company, and served as CEO from 2000-2005. From 1983 to 1999, Mr. Miller served as President and Chief Operating Officer of EmCare Holdings, an emergency medical services company. Prior to joining EmCare, Mr. Miller held financial and management positions in the healthcare industry, including positions as chief executive officer and chief financial officer of various hospitals, and administrator/director of operations of a multi-specialty physician group practice. Mr. Miller also serves as a director of Lincare Holdings, Inc.

Andrew M. Stern, age 57, has served as a director of the Company since November 2001. Mr. Stern also serves as a member of the Company’s Audit and Corporate Governance Committees. He has previously served as a member of the Company’s Compensation and Stock Plan Committee. Mr. Stern has served as Chairman of the Board and Chief Executive Officer of Sunwest Communications, Inc., a public relations firm, since 1983. Mr. Stern also serves as a director of Dallas National Bank, the Texas Healthcare Trustees Association and as an advisory director of NeoSpire, Inc. In addition, he serves as the Chairman of Medical City Dallas Hospital.

Douglas D. Wheat, age 55, has served as a director of the Company since November 1999, with the exception of a brief period from November 3, 2004 through November 16, 2004. Mr. Wheat is the Presiding Director of the Company’s Board of Directors and also serves as a member of the Company’s Executive and Corporate Governance Committees. Mr. Wheat has served as President of Haas Wheat & Partners, L.P., a private investment firm specializing in leveraged acquisitions, since 1992. He also serves as Chairman of the Board of Directors of Playtex Products, Inc.

Kenneth F. Yontz, age 61, has served as a director of the Company since May 2004. Mr. Yontz also serves as a member of the Company’s Compensation and Stock Plan and Corporate Governance Committees. He has previously served as a member of the Company’s Audit Committee. He also serves as Chairman of the Board of Directors of Sybron Dental Specialties, Inc., a dental supplies and orthodontic appliances company. He served as Chairman, President and Chief Executive Officer of Sybron International Corporation from October 1987 until December 2000. He also served as Chairman of the Board of Apogent Technologies, Inc., a laboratory and life sciences company until its merger into Fisher Scientific. Mr. Yontz currently serves as a director of Rockwell Automation, Inc.

Vote Required

The vote required for the election of directors is a plurality of the votes cast and entitled to vote on the election of directors, provided a quorum is present. Abstentions and broker non-votes will not affect the outcome of the election.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF

EACH OF THE SEVEN (7) DIRECTOR NOMINEES NAMED ABOVE.

Corporate Governance

Corporate Governance Guidelines.    All of the Company’s corporate governance materials, including the Corporate Governance Guidelines and board committee charters and codes of ethics, are published in the Corporate Governance section of the Company’s web site at www.amnhealthcare.com. These materials also are available in print to any shareholder upon request. The Board regularly reviews corporate governance developments and modifies its Corporate Governance Guidelines, committee charters and key practices as warranted. Any modifications are reflected on the Company’s web site.

Director Independence.    The Board of Directors has adopted categorical standards for director independence. Under these standards, a director will not be considered independent if the director does not qualify as independent under Rule 303A.02(b) of the New York Stock Exchange Listed Company Manual; the director or an immediate family member is a partner of or of counsel to a law firm that performs substantial legal services for the Company on a regular basis; or the director or an immediate family member is a partner, officer or employee of an investment bank or consulting firm that performs substantial services for the Company on a regular basis for which they receive compensation. The following relationships would not be considered to be material relationships that would impair a director’s independence: the director or an immediate family member is an executive officer of another company that does business with the Company and the annual sales to, or purchases from, the Company are less than one percent of the annual revenues of the company he or she serves as an executive officer; the director or an immediate family member is an executive officer of another company which is indebted to the Company, or to which the Company is indebted, and the total amount of either company’s indebtedness to the other is less than one percent of the total consolidated assets of the company he or she serves as an executive officer and such indebtedness is not past due; or the director or an immediate family member serves as an officer, director or trustee of a charitable organization, and the Company’s discretionary charitable contributions to the organization are less than one percent of that organization’s total annual charitable receipts. The Board of Directors has determined that William F. Miller III, Andrew M. Stern, Douglas D. Wheat, Kenneth F. Yontz and R. Jeffrey Harris each meet these categorical standards for director independence.

Codes of Ethics.    The Company has adopted a Code of Business Conduct and Ethics, and a Code of Ethics for the Principal Executive Officer and Senior Financial Officers.

Meetings of the Board of Directors and Certain Committees of the Board of Directors

During 2005, the Board of Directors met five times and took action by unanimous written consent six times. No member of the Board of Directors attended fewer than 75% of the aggregate of (i) the total number of meetings of the Board of Directors (held during the period for which he or she has been a director) and (ii) the number of meetings held by all committees of the Board of Directors (during the periods that he served on such committees). Directors are also encouraged but not required to attend the Company’s Annual Meeting of Stockholders. Each of the Company’s directors at the time attended the Company’s 2005 Annual Meeting of Stockholders.

The Company has standing Audit, Corporate Governance, Executive and Compensation and Stock Plan Committees. The current functions and members of each committee are described below.

Audit Committee.    During 2005, the Audit Committee was composed of William F. Miller III, Andrew M. Stern, Kenneth F. Yontz and R. Jeffrey Harris. Mr. Yontz served on the Audit Committee from January 1, 2005 through September 27, 2005. Mr. Harris was appointed to the Audit Committee on September 28, 2005. The Audit Committee met seven times in 2005. The Board of Directors has determined that Mr. Miller satisfies the criteria for “an audit committee financial expert” as that term is used in Item 401(h) of Regulation S-K promulgated under the Securities Exchange Act. All members of the Audit Committee meet the criteria for independence set forth in Rule 10A-3 under the Securities Exchange Act of 1934 and Section 303A of the New York Stock Exchange Listed Company Manual.

The duties of the Audit Committee are set forth in its charter, which was adopted by the Board of Directors on October 17, 2001 and amended in September 2003 and February 2006. The Audit Committee is charged with the responsibility of overseeing the financial reporting process of the Company. In the course of performing its functions, the Audit Committee (i) reviews the Company’s internal accounting controls and audited financial statements; (ii) reviews with the Company’s independent registered public accounting firm the scope of their audit, their report and their recommendations; (iii) considers the possible effect on the independence of such accountants in approving non-audit services requested of them; and (iv) appoints the Company’s independent registered public accounting firm, subject to ratification by the Company’s stockholders.

Corporate Governance Committee.    During 2005, the Corporate Governance Committee was composed of Douglas D. Wheat, William F. Miller III, Andrew M. Stern and Kenneth F. Yontz. Mr. Miller served on the Corporate Governance Committee from January 1, 2005 through September 27, 2005. Mr. Yontz was appointed to the Corporate Governance Committee on September 28, 2005. During 2005, the Corporate Governance Committee met three times. All members of the Corporate Governance Committee meet the standards for independence required by the New York Stock Exchange.

Committee Responsibilities.    The duties of the Corporate Governance Committee are set forth in its charter adopted by the Board of Directors in October 2001. The Corporate Governance Committee (i) identifies and recommends individuals qualified to become members of the Board of Directors; (ii) evaluates the corporate governance guidelines applicable to the Company; (iii) reviews the Board of Director’s performance on an annual basis; and (iv) makes recommendations with respect to potential successors to the Chief Executive Officer.

Director Nominee Procedures.    In evaluating and determining whether to recommend a person as a candidate for election as a director, the Committee considers the qualifications set forth in the Company’s corporate governance guidelines including issues of judgment, business and management experience (including financial expertise), leadership, strategic planning, diversity and understanding of the healthcare industry.

The Corporate Governance Committee will consider shareholder recommendations of qualified nominees when such recommendations are submitted in accordance with the procedures below. In order to have a nominee considered by the Corporate Governance Committee for election at the 2007 annual meeting, a shareholder must submit the recommendation in writing to the attention of the Company’s Secretary at the Company’s headquarters no later than November 15, 2006. Any such recommendation must include:

•	the name and address of the candidate;

•	a brief biographical description of the candidate, including the candidate’s occupation for at least the last five years, and a statement of the qualifications of the candidate taking into account the qualifications requirements set forth in the Company’s Corporate Governance Guidelines; and

•	the candidate’s signed consent to serve as a director if elected and to be named in the proxy statement.

Once the Company receives the recommendation, it will deliver to the candidate a questionnaire that requests additional information about the candidate’s independence, qualifications and other matters that would assist the Corporate Governance Committee in evaluating the candidate, as well as certain information that must be disclosed about the candidate in the Company’s proxy statement or other regulatory filings, if nominated. Candidates must complete and return the questionnaire within the timeframe provided to be considered for nomination by the Committee.

The Corporate Governance Committee utilizes a broad approach for identification of director nominees and may seek recommendations from its directors, officers, shareholders or it may choose to engage a search firm. The Committee evaluates nominees on the basis of the criteria outlined in its Corporate Governance Guidelines and applies the same criteria to all candidates it considers, including any candidates submitted by shareholders. The Committee may also engage a third party to conduct or assist with the evaluation. The Committee did not receive a recommendation for a director nominee from any shareholder during 2005.

Compensation and Stock Plan Committee.    During 2005, the Compensation and Stock Plan Committee was composed of Kenneth F. Yontz, William F. Miller III, Andrew M. Stern and R. Jeffrey Harris. Mr. Stern served on the Compensation and Stock Plan Committee from January 1, 2005 through September 27, 2005. Mr. Harris was appointed to the Compensation and Stock Plan Committee on September 28, 2005. The Committee met six times and took action by unanimous written consent three times in 2005.

The duties of the Compensation and Stock Plan Committee are set forth in its charter adopted in March 2004. The Committee reviews, administers, and where applicable, makes recommendations to the Board of Directors with respect (i) to the compensation of all officers and directors, and (ii) the Company’s incentive compensation plans and equity-based plans. The Committee also evaluates the performance of the Chief Executive Officer. All members of the Compensation and Stock Plan Committee meet the standards for independence required by the New York Stock Exchange.

Executive Committee.    During 2005, the Executive Committee was composed of Robert B. Haas, Steven C. Francis, Douglas D. Wheat and Susan R. Nowakowski. Mr. Haas served on the Executive Committee from January 1, 2005 through June 9, 2005. Mr. Haas resigned from the Board, effective June 10, 2005. Ms. Nowakowski was appointed to the Executive Committee on May 4, 2005. The Executive Committee exercises the power of the Board of Directors in the interval between meetings of the Board of Directors. The Executive Committee took action by unanimous written consent four times in 2005.

Executive Sessions of Non-Management Directors

The Board of Directors has regularly scheduled meetings during the year for non-management directors without management present. Douglas D. Wheat presided at regularly scheduled meetings of non-management directors during the 2005 fiscal year, and it is anticipated that Mr. Wheat will preside at meetings of non-management directors during the 2006 fiscal year. The non-management directors may meet without management present at such other times as determined by the presiding director.

Communications with the Board of Directors

The Board of Directors has established the following procedure for shareholders to communicate with members of the Board of Directors and for all interested parties to communicate with the presiding director or the non-management directors as a group. All such communications should be addressed to the attention of the Company’s Secretary at the Company’s headquarters, 12400 High Bluff Drive, Suite 100, San Diego, CA 92130. The Secretary collects and maintains a log of all such communications and forwards any that the Secretary believes require immediate attention to the appropriate member or group of members of the Board, who determine how such communications should be addressed.

Compensation of Non-Employee Directors

The Company pays non-employee directors annual remuneration of $50,000. Additionally, the Chairman of the Audit Committee receives an annual retainer of $15,000. The Chairman of the Corporate Governance Committee and the Chairman of the Compensation and Stock Plan Committee each receive an annual retainer of $10,000. All retainers are paid in semi-annual installments. Directors are also reimbursed for out-of-pocket expenses incurred in connection with their service. While the Company does not have a program of automatic annual equity grants, the Company has historically granted options to purchase common stock to its directors. Although discretionary, the Company anticipates that it will continue to make equity awards to its directors. The Company’s Compensation and Stock Plan Committee reviews benchmarking information in determining the structure and amount of the cash and equity compensation of its directors.

On September 28, 2005, the Company granted Douglas D. Wheat and R. Jeffrey Harris stock options to purchase 20,000 and 10,000 shares of common stock, respectively, under the Company’s Stock Option Plan. Each option may be exercised to purchase one share of common stock at a price of $15.47 per share. The options granted to Mr. Wheat and Mr. Harris vest on September 28, 2006.

Non-Director Executive Officers

David C. Dreyer, age 50, joined the Company in September 2004 as Chief Financial Officer and Chief Accounting Officer. From 1997 to 2004, Mr. Dreyer worked as Chief Financial Officer and Chief Accounting Officer at Sicor, Inc., a manufacturer of complex pharmaceuticals with operations in the United States, Italy, Mexico, Lithuania, China and Switzerland, which was acquired by Teva Pharmaceutical Limited. Prior to Sicor, Mr. Dreyer served in related senior financial positions within the pharmaceutical industry, working for Elan Corporation plc, Athena Neurosciences and Syntex. He is a Certified Public Accountant in California.

Denise L. Jackson, age 41, joined the Company in October 2000 and serves as Senior Vice President, General Counsel and Secretary. From 1995 to September 2000, Ms. Jackson worked for The Mills Corporation, a publicly traded real estate investment trust, serving as Vice President and Senior Counsel from 1998 to 2000. She is licensed as an attorney in California, the District of Columbia and Arizona.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company’s directors, executive officers and persons who own more than ten percent of the Company’s Common Stock to file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the Securities and Exchange Commission (the “SEC”). Directors, executive officers and greater than ten percent stockholders are required by SEC regulations to furnish the Company with copies of all Forms 3, 4 and 5 that they file.

The Company believes that all of its directors, executive officers and greater than ten percent beneficial owners complied with all filing requirements applicable to them in 2005.

EXECUTIVE COMPENSATION AND RELATED INFORMATION

Summary Compensation Table

The Summary Compensation Table shown below sets forth certain information concerning the annual and long-term compensation for services in all capacities to the Company for the Chief Executive Officer and other executive officers (“the named executive officers”) for the 2005, 2004, and 2003 fiscal years.

SUMMARY COMPENSATION TABLE
	Annual Compensation			Long-Term Compensation
Name and Principal Position	Year	Salary($)	Bonus($)	Restricted Stock Awards	Securities Underlying Options(#)	Other Annual Compensation($)(3)
Steven C. Francis Executive Chairman (1)	2005 2004 2003	569,215 518,510 500,000	157,872 — 124,428	— — —	100,000 200,000 200,000	— — —

Susan R. Nowakowski President and Chief Executive Officer (2)	2005 2004 2003	494,593 441,005 346,692	394,615 — 65,600	— — —	200,000 160,000 120,000	14,838 15,198 15,441

David C. Dreyer Chief Financial Officer and Chief Accounting Officer	2005 2004	335,295 81,250	228,800 36,685	—	125,000 100,000	7,373 619

Denise L. Jackson Senior Vice President, General Counsel & Secretary	2005	233,923	150,078	—	65,000	7,018

(1)	Mr. Francis served as the Company’s Chief Executive Officer during 2003, 2004 and from January 1, 2005 through May 3, 2005. On May 4, 2005, he was appointed as the Company’s Executive Chairman.

(2)	Ms. Nowakowski has served as the Company’s President since May 2003, and served as the Company’s Chief Operating Officer during 2003, 2004, and from January 1, 2005 through May 3, 2005. On May 4, 2005, she was re-appointed as the Company’s President and appointed as the Company’s Chief Executive Officer.

(3)	Amounts consist of compensation received from employer matching contributions to the Company’s Executive Non-Qualified Excess Plan and the Company’s 401(k) Plan.

Option/SAR Grants in 2005

The Company granted the following stock options to named executive officers in 2005. The Company has never issued any stock appreciation rights.

Individual Grants
Name	Number of Securities Underlying Options Granted(1)(#)	Percentage of Total Options Granted to Employees in 2005	Exercise or Base Price	Expiration Date	Grant Date Present Value(2)($)
Steven C. Francis	100,000	10.45%	15.47	September 28, 2015	707,000

Susan R. Nowakowski	200,000	20.90%	14.86	May 4, 2015	1,396,000

David C. Dreyer	125,000	13.07%	14.86	May 4, 2015	872,500

Denise L. Jackson	65,000	6.79%	14.86	May 4, 2015	453,700

(1)	Options to purchase an aggregate of 490,000 shares of Common Stock were granted to the named executive officers during 2005. These options were granted at an exercise price equal to the fair market value of the Common Stock on the date of grant. The options granted to Steven C. Francis vest in two equal installments for the right to purchase 50,000 shares each on September 28, 2006, and September 28, 2007. The options granted to Susan R. Nowakowski, David C. Dreyer and Denise L. Jackson vest in equal annual installments over 4 years, with the first 25% becoming vested on the first anniversary of the date of the grant, May 4, 2006.

(2)	The present value of stock option grants is estimated using the Black-Scholes option-pricing model with the following assumptions on each of the option grant dates indicated below. These amounts are provided as estimates of future opportunity. The ultimate value each named officer realizes will depend on a variety of factors, including the Company’s stock price, their continued employment and the timing of their exercise of options.

Options Granted on May 4, 2005:		Options Granted on September 28, 2005:

Expected life	5 years	Expected life	5 years
Risk-free interest rate	4.00%	Risk-free interest rate	3.88%
Volatility	48%	Volatility	47%
Annual dividend yield	0%	Annual dividend yield	0%

Aggregated Option Exercises in 2005 and Year-End Option Values

The following table sets forth information concerning options that the Company’s named executive officers exercised during 2005 and the number of shares subject to both exercisable and unexercisable stock options as of December 31, 2005. The table also reports values for “in-the-money” options that represent the positive spread between the exercise prices of such options and $19.78 per share, the closing sale price of the Common Stock on the New York Stock Exchange on December 30, 2005.

Name	Shares Acquired on Exercise	Value Realized ($)	Number of Securities Underlying Unexercised Options at December 31, 2005		Value of Unexercised In-the-Money Options at December 31, 2005 ($)
			Exercisable	Unexercisable	Exercisable	Unexercisable
Steven C. Francis	—	—	3,066,449	400,000	43,309,955	2,167,000
Susan R. Nowakowski	—	—	549,405	395,000	6,917,982	2,170,800
David C. Dreyer	—	—	25,000	200,000	198,750	1,211,250
Denise L. Jackson	20,000	187,600	78,441	123,000	580,174	652,800

Management Compensation Incentive Plans

Bonus Plans

The Company’s Senior Management Incentive Bonus Plan (the “Bonus Plan”), approved by the Company’s shareholders in May 2003 provides incentives and rewards to designated officers and/or key employees for achievement of annual financial goals. The Compensation and Stock Plan Committee administers the Bonus Plan. The Company’s Board of Directors may resolve to administer the Bonus Plan, thereby assuming all the functions of the Compensation and Stock Plan Committee under the Bonus Plan. Under the Bonus Plan, subject to the Board of Director’s approval, the Compensation and Stock Plan Committee designates for each “performance period” (which is the period during which performance is measured to determine the level of attainment of an award) which participants are eligible for an award, the performance criteria for the performance period and the maximum award. This information is communicated to each participant prior to or at the beginning of the performance period.

The Compensation and Stock Plan Committee has the power to amend the plan at any time and may amend any outstanding award granted under the plan, provided that no amendment may be made without the approval of the Company’s shareholders if the effect of such amendment would be to cause outstanding or pending 162(m) bonus awards to cease to qualify for the performance-based compensation exception to Section 162(m) of the Internal Revenue Code. Adopting and maintaining this Bonus Plan does not preclude the Company from establishing other compensation plans or making awards outside of the plan.

Stock Option Plans

In July 2001, the Company’s 2001 Stock Option Plan was established to provide a means to attract and retain employees. At the Company’s annual meeting of stockholders on May 18, 2004, a majority of the shareholders voted in favor of amending this plan to change its name from the Company’s 2001 Stock Option Plan to the Company’s Stock Option Plan, and to increase the total number of shares authorized for issuance to 4,178,013. Subject to certain conditions, unless the Company’s Stock Option Plan is otherwise modified, a maximum of 544,500 options may be granted to any one person in any calendar year. Exercise prices will be determined at the time of grant and will be no less than fair market value of the Common Stock on the date of the grant. Unless otherwise provided at the time of the grant, the options shall vest in increments of 25% on each of the first four anniversaries of the date of grant. The Company’s Stock Option Plan expires on July 23, 2011. At December 31, 2005, options to purchase 3,822,012 shares of Common Stock, net of forfeitures had been granted, of which 356,001 remained available for future grants. At March 10, 2006, options to purchase 3,808,012 shares of Common Stock, net of forfeitures had been granted, of which 370,001 remained available for future grants.

In November 1999, the Company established two performance stock option plans, the 1999 Performance Stock Option Plan and the 1999 Super Performance Stock Option Plan (collectively, the “1999 Plans”) to provide for the grant of options to the Company’s senior management. The number of shares of Common Stock authorized for issuance under the 1999 Plans is 5,532,923. At December 31, 2005, and as of March 10, 2006, options to purchase 5,181,649 shares of Common Stock, net of forfeitures, had been granted, of which 351,274 remained available for future grants. The Company has not made any grants from the 1999 Plans since 2000. The 1999 Plans terminate on November 18, 2009. Pursuant to the amended provisions of the 1999 Plans, all options granted prior to the Company’s initial public offering under the 1999 Plans are fully vested and exercisable.

2005 Amended and Restated Executive Nonqualified Excess Plan

The Company’s subsidiary, AMN Healthcare, Inc., adopted an Executive Nonqualified Excess Plan in January 2002 in order to assist members of the Company’s senior management to elect to defer some compensation. The Executive Nonqualified Excess Plan is not intended to be tax qualified and is an unfunded plan. This plan is primarily composed of deferred compensation and all related income and losses attributable thereto. Discretionary matching contributions to the plan are made that vest incrementally so that the employee is fully vested in the match following five years of employment with the Company. The Company established the 2005 Amended and Restated Executive Nonqualified Excess Plan effective January 1, 2005, to comply with newly enacted legislation. The Company amended the 2005 Amended and Restated Executive Nonqualified Excess Plan effective November 1, 2005. The 2005 Amended and Restated Executive Nonqualified Excess Plan, as amended, provides discretion to the Compensation and Stock Plan Committee to determine an employee’s eligibility for participation in the plan and eligibility for deferral and to include additional key employees in the plan. Eligible compensation was increased in the 2005 amendment to 80% of an employee’s base salary and 100% of an employee’s bonus. Investment options are determined based on an underlying private placement insurance contract. The Company made matching contributions totaling $29,048 in 2005 to the named executive officers.

Employment and Severance Agreements

The Company is party to an employment agreement with Steven C. Francis dated May 4, 2005, that provides that Mr. Francis will serve as the Company’s Executive Chairman. The agreement provides that Mr. Francis will receive a base salary of $538,200 per annum to be reviewed annually, a bonus opportunity solely for the period January 1, 2005 to May 4, 2005, subject to meeting certain performance based criteria, eligibility for the Company’s employee benefit plans and other benefits provided in the same manner and to the same extent as to the Company’s other senior management. The term of Mr. Francis’ employment agreement is through May 4, 2007, or until the Company terminates his employment or he resigns, if earlier. If not terminated prior to May 4, 2007, the agreement will automatically renew for additional one-year periods unless either party gives 120 days’ prior written notice of its intent not to renew. Mr. Francis’ employment agreement provides that he will receive severance benefits if the Company terminates his employment for any reason other than “cause” (as defined in the agreement), in the event of his disability or death or if he terminates his employment for “good reason” (as defined in the agreement). In the event of his death or disability, Mr. Francis or his estate, as applicable, will be entitled to any earned but unpaid base salary and a lump sum severance payment of two years of base salary within 30 days of termination. In the event of his termination by the Company without cause or if resigns for good reason, Mr. Francis will be entitled to severance equal to two years base salary, payable over the 2 years following such termination. If Mr. Francis is terminated within one year following a “change of control” (as defined in the agreement) without cause by the Company, or if he resigns for good reason, he will be entitled to a lump sum severance payment of two years of base salary payable as soon as reasonably practicable following such termination. In addition, for 24 months following any such termination, Mr. Francis and his eligible dependents will be entitled to continued medical, life, dental and disability insurance benefits. Under some circumstances, amounts payable under Mr. Francis’s employment agreement are subject to a full “gross-up” payment to make Mr. Francis whole in the event that he is deemed to have received “excess parachute payments” under Section 4999 of the Internal Revenue Code. In addition, payment of Mr. Francis’ severance benefit may be delayed 6 months in order to comply with the requirements of Section 409A of the Internal Revenue Code. Mr. Francis’ employment agreement also contains a confidentiality agreement and a covenant not to solicit the Company’s employees during its term and for a period of two years thereafter. The agreement requires the parties to enter into a release. The employment agreement with Mr. Francis replaces and supersedes the employment agreement between the Company and Mr. Francis dated November 19, 1999, as amended on September 25, 2003. For 2006, Mr. Francis will receive an annual base salary of $350,000.

The Company is party to an employment agreement with Susan R. Nowakowski dated May 4, 2005, which provides that Ms. Nowakowski will serve as the Company’s President and Chief Executive Officer. The agreement provides that Ms. Nowakowski will receive a base salary of $500,000 per annum (increased annually at the discretion of the Compensation Committee of the Board of Directors), an annual bonus opportunity subject to meeting certain performance based criteria, participation in the Company’s stock option plans, eligibility for the Company’s employee benefit plans and other benefits provided in the same manner and to the same extent as to the Company’s other senior management. The employment agreement provides for the award of 200,000 options in 2005 with a fair market value exercise price. The term of Ms. Nowakowski’s employment agreement is through May 4, 2009, or until the Company terminates her employment or she resigns, if earlier. If not terminated prior to

May 4, 2009, the agreement will automatically renew for additional one-year periods unless either party gives 120 days’ prior written notice of its intent not to renew. Ms. Nowakowski’s employment agreement provides that she will receive severance benefits if the Company terminates her employment for any reason other than “cause” (as defined in the agreement), in the event of her disability or death or if she terminates her employment for “good reason” (as defined in the agreement). In the event of her death or disability, Ms. Nowakowski or her estate, as applicable, will be entitled to any earned but unpaid base salary, an immediate lump sum severance payment of two years of base salary, plus her bonus for the year of termination. In the event of her termination by the Company without cause, or if she resigns for good reason, Ms. Nowakowski will be entitled to severance equal to two times the sum of her base salary and bonus (with bonus being determined at 100% of target, for the year of such termination), payable over the 2 years following such termination. If Ms. Nowakowski is terminated within one year following a “change of control” (as defined in the agreement) without cause by the Company, or if she resigns for good reason, she will be entitled to a lump sum severance payment equal to two times the sum of her base salary and bonus (with bonus being determined at 100% of target, for the year of such termination) payable as soon as reasonably practicable following such termination. In addition, for 24 months following any such termination, Ms. Nowakowski and her eligible dependents will be entitled to continued medical, life, dental and disability insurance benefits. Under some circumstances, amounts payable under Ms. Nowakowski’s employment agreement are subject to a full “gross-up” payment to make Ms. Nowakowski whole in the event that she is deemed to have received “excess parachute payments” under Section 4999 of the Internal Revenue Code. In addition, payment of Ms. Nowakowski’s severance benefit may be delayed 6 months following her termination, if necessary to comply with the requirements of Section 409A of the Internal Revenue Code. The agreement requires the parties to enter into a release. Ms. Nowakowski’s employment agreement also contains a confidentiality agreement and a covenant not to solicit the Company’s employees during its term and for a period of two years thereafter. The employment agreement with Ms. Nowakowski replaces and supersedes the executive severance agreement between AMN Healthcare, Inc. and Ms. Nowakowski dated November 19, 1999. For 2006, Ms. Nowakowski will receive an annual base salary of $550,000.

The Company also is party to executive severance agreements with the other named executive officers, David C. Dreyer and Denise L. Jackson, dated May 4, 2005, which were amended on March 8, 2006. The severance agreements provide that these individuals will receive severance benefits if the Company terminates their employment without cause (as defined in the agreements) or relocates their position to a locale beyond a 50 mile radius of the Company’s current corporate headquarters in San Diego, CA. Benefits include cash payments over a 12-month period equal to the executive’s annual salary (“Base Salary”), payment of a prorated portion of the Performance Period target bonus and reimbursement for the COBRA health coverage for the executive’s health insurance for that 12-month period (or until the executive becomes eligible for comparable coverage under another employer’s health plans, if earlier). Each executive severance agreement contains a requirement that the executive execute a general release in favor of the Company as a condition to receiving the severance payments.

REPORT OF THE COMPENSATION AND STOCK PLAN COMMITTEE

The Compensation and Stock Plan Committee of the Board of Directors (the “Committee”) is composed exclusively of non-employee, independent directors, none of whom has a business relationship with the Company, other than in their capacity as directors, or has any interlocking relationships with the Company that are subject to disclosure under the rules of the SEC related to proxy statements. The Committee is responsible for setting the compensation of the Company’s Officers who are members of senior management. For this purpose, compensation includes annual base salaries, equity and cash incentives, severance arrangements and benefit plans. The Committee also administers equity grants for all other employees. The Committee periodically retains an independent consultant to assist the Committee in fulfilling its responsibilities.

In 2005, the Committee retained an independent consultant to review the Company’s management compensation programs (including salary, bonus and equity) and assist it in developing a comprehensive compensation program specifically designed for the Company to incent and retain its key management. At the end of 2005, and in conjunction with its review of salary and target bonus levels, the Committee reviewed the compensation and benefits provided to officers and key management, including salary levels, option vesting provisions under various scenarios, severance provisions under various scenarios, bonus targets, estimated bonus payouts, outstanding vested option values and retirement/savings plan benefits.

Officer Compensation Policy and Compensation Components

Compensation Philosophy

The Compensation and Stock Plan Committee believes that the Company’s officer and key management compensation program should be designed to promote both the short and long term financial objectives of the Company, encourage equity ownership and attract and retain a highly qualified management team. To this end, the Committee’s compensation philosophy for officers is, in general, to set base salaries a modest amount above the market median range; to structure the annual bonus goals and long-term equity incentive program to pay in a similar or lower range when the Company performs similar to or below its peers in terms of the Company’s financial performance goals, but at a progressively higher competitive range the more the Company’s financial performance exceeds its peers. This structure provides officers with the opportunity to earn total compensation at the high end of competitive ranges when the Company has exceptional performance. Other factors are be considered as well, including the individual performance measurements of certain executives as provided in the Company’s Bonus Plan, and individual performance, experience and other factors when setting salary levels.

Compensation Components

The Company’s direct compensation program for officers consists of three components: base salary, annual performance bonus under the Company’s Bonus Plan, and equity incentives. The base salary and Bonus Plan components are linked primarily to the Company’s short-term objectives, while the equity incentive component is intended to focus the officers on the Company’s long-term goals. The officers also receive standard employee benefits, including participation in a non-qualified deferred compensation excess saving plan, and severance arrangements.

The Committee uses survey data to assist it in establishing the level of each officer’s direct compensation components, which levels are generally intended to be consistent with its compensation philosophy. When setting compensation levels of officers for 2006, the Committee referenced survey data compiled from a number of sources by its independent consultant for companies with sales volumes between $600 million and $700 million.

Base Salary

The Committee reviews each officer’s base salary on an annual basis. (The Committee will consider changes to an officer’s compensation at other times if a change in the scope of the officer’s responsibilities justifies such consideration). In setting salaries, the Committee considers the survey data for each officer’s position, the officer’s performance, tenure and internal comparability.

On December 29, 2005, the Committee reviewed and set annual salary levels for the Company’s officers, effective January 1, 2006. The named executive officers’ salaries were established as follows: Steven C. Francis, Executive Chairman, $350,000; Susan R. Nowakowski, Chief Executive Officer and President, $550,000; David C. Dreyer, Chief Financial Officer and Chief Accounting Officer, $348,000; Denise L. Jackson, Senior Vice President, General Counsel and Secretary, $260,000.

Annual Performance Bonus

The annual performance bonus is designed to reward the officers only if the Company achieves its internal financial goals and the officer achieves his or her individual objective performance goals where applicable. The design of the bonus program reflects the Committee’s belief that a significant portion of annual compensation of each officer should be contingent on the financial performance of the Company.

The amount of the annual cash bonus for each officer is governed by the Bonus Plan. See “Executive Compensation and Related Information—Management Compensation Incentives—Bonus Plans,” above. The Bonus Plan participants receive a cash bonus equal to a predetermined percentage of their base salary, and participants can earn a percentage range of his or her targeted amount, depending on the amount by which the Company falls short of or exceeds the financial targets set by the Committee. Some officers also have specific objective individual goals which constitute a small portion of their bonus potential.

Each officer’s target bonus levels (as a percentage of base salary) are established by the Committee upon consideration of a number of factors, including individual performance, tenure, internal comparability and relevant survey data. The target levels set by the Committee are intended to be consistent with the Committee’s compensation philosophy. Bonus Plan performance goals are established each year by the Committee. The goals for the 2005 Performance Period (which was the calendar year) were a matrix of certain levels of earnings per share (“EPS”) and earnings before interest, taxes, depreciation and amortization (“EBITDA”) and, for certain officers, individual objective performance measures. The Committee believes that an EPS performance target aligns the payment of an incentive award with the interests of the Company’s stockholders. The Committee also believes that an EBITDA performance metric focuses key management on revenue growth while managing costs. Based on the EPS and EBITDA performance targets approved by the Committee for 2005, the officers earned bonuses ranging from 28% to 80% of base salary. The actual bonus amounts are set forth in the Summary Compensation Table above.

On December 29, 2005, the Compensation and Stock Plan Committee approved annual bonus target levels (as a percentage of base salary) for the 2006 Performance Period as follows: Susan R. Nowakowski, Chief Executive Officer and President, 55% of her base salary; David C. Dreyer, Chief Financial Officer and Chief Accounting Officer with a bonus target of 45% of his base salary; and Denise L. Jackson, Senior Vice President, General Counsel and Secretary, with a bonus target of 40% of her base salary. On February 6, 2006, the Company established EPS, EBITDA and individual performance goals as the performance measurements for the 2006 Performance Period under the Bonus Plan.

Equity Incentives

In 2005, the Committee granted stock options to the Company’s key management under the Company’s Stock Option Plan in order to provide incentives to management to sustain and enhance the Company’s long-term performance and focus attention on managing the Company from the perspective of an owner with an equity stake in the business. The Company’s Stock Option Plan and the amount and terms of options granted to officers in 2005, are described in more detail above under “Executive Compensation and Related Information—Management Compensation Incentive Plans—Stock Option Plans” and “—Option/SAR grants in 2005,” respectively.

The Committee’s preference for 2006 is to issue equity awards under the AMN Healthcare Equity Plan (the “Equity Plan”), which is subject to stockholder approval. See “Approval of AMN Healthcare Equity Plan,” below. With the assistance of an independent consultant, the Committee devised the Equity Plan in connection with its review of the Company’s compensation programs in 2005. The Committee believes the Equity Plan will enable more efficient use of equity compensation by allowing a variety of types of equity awards, including stock options, stock appreciation rights, unrestricted stock, restricted stock and restricted stock units. The Equity Plan does not increase the number of shares allocated under the Company’s current equity plans, which are the 1999 Plans and the Company’s Stock Option Plan, as the number of shares available under the Equity Plan will equal the number of shares in aggregate currently available under the Stock Option Plan and the 1999 Plans. The Company will no longer issue grants under the 1999 Plans or the Company’s Stock Option Plan.

Retirement and Health Plans and Other Compensation

The Company offers all of its employees, including its officers, a 401(k) Savings Plan to which the Company contributes 50% up to the first six percent of the amount contributed to the plan by the employee, with a graduated vesting schedule. In addition, the officers and other highly compensated employees are eligible for participation in the Company’s Amended and Restated Non-Qualified Executive Excess Compensation Plan, described above under “Executive Compensation and Related Information—2005 Amended and Restated Executive Nonqualified Excess Plan.” Each named executive officer also has the benefit of certain severance arrangements as described above under “Executive Compensation and Related Information—Employment and Severance Agreements.”

The healthcare, insurance and other welfare and employee- benefit programs provided to the officers are generally the same as those programs provided to all eligible employees.

CEO Evaluation

Ms. Nowakowski’s performance as Chief Executive Officer since May 4, 2005, was reviewed by the Compensation and Stock Plan Committee in December 2005. The Compensation and Stock Plan Committee reviewed the Company’s goals and objectives relevant to the CEO’s compensation, including performance goals (with respect to EBITDA and EPS as set forth in the Bonus Plan for the 2005 Performance Period) and other Company strategic objectives. The Committee discussed the CEO’s performance in light of those goals and objectives. The Committee discussed the competitive market data as set forth in materials provided by its independent consultant and compared that data to the current level of the CEO’s cash compensation components including projected compensation under the Bonus Plan. The Committee also discussed the CEO’s level of experience and time in the position, the relationship of the CEO’s compensation to current and proposed compensation levels for other executives.

Compensation and Stock Plan Committee Members

Kenneth F. Yontz

R. Jeffrey Harris

William F. Miller III

REPORT OF THE AUDIT COMMITTEE

Management is responsible for the Company’s financial reporting process, including establishing and maintaining disclosure controls and procedures, establishing and maintaining internal control over financial reporting, evaluating the effectiveness of disclosure controls and procedures, evaluating and expressing an opinion on the effectiveness of internal control and the preparation of consolidated financial statements in accordance with accounting principles generally accepted in the United States of America.

KPMG is responsible for performing an independent audit of the consolidated financial statements and expressing an opinion on the conformity of those financial statements with accounting principles generally accepted in the United States of America, as well as expressing an opinion on (i) management’s assessment of the effectiveness of internal control over financial reporting and (ii) the effectiveness of internal control over financial reporting. The Audit Committee’s responsibility is to monitor, evaluate and oversee these processes. The Audit Committee members are not employees of the Company, and are not professional accountants or auditors. The Audit Committee’s primary purpose is to assist the Board of Directors to fulfill its oversight responsibilities by reviewing the financial information provided to stockholders and others, the systems of internal controls which management has established to preserve the Company’s assets and the audit process. It is not the Audit Committee’s duty or responsibility to conduct auditing or accounting reviews or procedures or to determine that the Company’s financial statements are complete and accurate and in accordance with accounting principles generally accepted in the United States of America. In giving the Audit Committee’s recommendation to the Board of Directors, they have relied on management’s representations that the financial statements have been prepared with integrity and objectivity and in conformity with accounting principles generally accepted in the United States of America and on the representations of the independent registered public accounting firm included in their report on the Company’s consolidated financial statements.

The Audit Committee is responsible for the appointment, subject to stockholder ratification, of the Company’s independent registered public accounting firm. The members of the Audit Committee are independent as defined by Section 303A of the New York Stock Exchange Listed Company Manual.

In this context, the Audit Committee has reviewed and discussed with management and the independent registered public accounting firm management’s report on the effectiveness of the Company’s internal control over financial reporting as well as KPMG’s report related to its audit of (i) the consolidated financial statements; (ii) management’s assessment of the effectiveness of internal control over financial reporting; and (iii) the effectiveness of internal control over financial reporting. The Audit Committee has discussed with KPMG the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees). In addition, the Audit Committee has received from the independent registered public accounting firm the written disclosures required by Independence Standards Board No. 1 (Independence Discussions with Audit Committees) and discussed with KPMG the firm’s independence from the Company and its management. The Audit Committee also considered whether KPMG’s provision of non-audit services to the Company is compatible with KPMG’s independence. KPMG advised the Audit Committee that KPMG was and continues to be independent accountants with respect to the Company.

The Audit Committee discussed with KPMG the overall scope and plans for their audits. The Audit Committee has met with KPMG, with and without management present, to discuss the results of their examinations, the evaluations of the Company’s internal controls and the overall quality of the Company’s financial reporting.

Based upon the Audit Committee’s discussions with management, the Audit Committee’s review of the representations of management and the report of KPMG to the Audit Committee, the Audit Committee recommended that the Board include the audited financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2005 filed with the SEC.

Audit Committee Members

William F. Miller III

R. Jeffrey Harris

Andrew M. Stern

PROPOSAL 2:

APPROVAL OF THE AMN HEALTHCARE EQUITY PLAN

The Company seeks approval of The AMN Healthcare Equity Plan (the “Equity Plan”) to provide for issuance of a variety of equity awards, including stock options, stock appreciation rights, unrestricted stock, restricted stock and restricted stock units. The Company is seeking approval of its equity plan to provide flexibility for equity grants that encourage both equity ownership through full value awards and stock appreciation through options and stock appreciation rights.

On February 27, 2006, the Board, upon the recommendation of the Compensation and Stock Plan Committee, adopted the Equity Plan, subject to the approval of the Company’s stockholders. The Equity Plan includes features that are not currently available under the Company’s current equity plans and provides flexibility to the Compensation and Stock Plan Committee to use different equity-based incentive awards as compensation tools to motivate the Company’s workforce. Following approval of the Equity Plan by the stockholders, the Company will no longer be permitted to make any grants under the Company’s Stock Option Plan, 1999 Performance Stock Option Plan or 1999 Super-Performance Stock Option Plan (collectively, the “Option Plans”). The number of shares reserved under the Equity Plan is identical to the number of shares available for grant under the Option Plans. In other words, the Company is requesting stockholders to approve a more flexible stock plan without requesting the approval of any additional reserved shares.

Historically, the Company’s burn rate (meaning, the rate at which the Company has granted equity awards) has been well below industry levels. The Company’s three year average burn rate is 3.26% while the burn rate for the Russell 3000 and the Health and Equipment Services category (the Company’s comparative industry) is 4.91%. For the past three years, the Company has granted stock options to its directors, officers and key employees in the following aggregate amounts: 770,000, 1,079,000 and 986,750, in 2005, 2004 and 2003 respectively. As provided for in the proposed Equity Plan, as further detailed below, if approved by the shareholders, there will be approximately 721,275 authorized equity awards available for grant under the Equity Plan.

The percentage of the Company’s shares subject to equity awards, or “overhang,” is comprised of a large number of vested and exercisable options outstanding to its co-founder and Executive Chairman, Steven C. Francis. As noted below in the beneficial ownership schedule, Mr. Francis owns 9.6% of the Company’s shares of which 8.9% or 3,166,449 shares are held in vested and exercisable (within 60 days of March 10, 2006) options. Mr. Francis’ options consist of approximately 60.72% of the Company’s overhang.

The Company’s share price on March 10, 2003, March 10, 2005, and March 10, 2006 was $10.91, $14.72 and $19.01, respectively. The Company’s share price has appreciated 74.24% from March 10, 2003 to March 10, 2006 and 29.14% from March 10, 2005, to March 10, 2006.

The Board of Directors believes that stock options and other stock-based incentive awards can play an important role in the success of the Company by encouraging and enabling the current employees, officers and non-employee directors and prospective employees of the Company and its subsidiaries upon whose judgment, initiative and efforts the Company largely depends for the successful conduct of its business to acquire a proprietary interest in the Company. The Board of Directors anticipates that providing such persons with a direct stake in the Company will assure a closer identification of the interests of participants in the plan with those of the Company and its stockholders, thereby stimulating their efforts on the Company’s behalf and strengthening their desire to remain with the Company.

The material features of the Equity Plan are:

•

In connection with the Equity Plan, no new shares are currently being authorized for issuance. Rather, the maximum number of shares reserved and available for issuance is the sum of (i) the number of shares available under the Option Plans on March 10, 2006 (the Record Date for the 2006 stockholder meeting), or 721,275 shares, plus (ii) the number of shares of Stock underlying any grants under the Option Plans that are forfeited, canceled or are terminated (other than by exercise) from March 10, 2006 through April 12, 2006 (the date of the 2006 stockholder meeting), plus (iii) any shares underlying grants under the Company’s Stock Option Plan that are forfeited, cancelled or are terminated (other than by exercise) from and after April 12, 2006;

•	The award of stock options (both incentive and non-qualified options), stock appreciation rights, restricted stock, unrestricted stock and restricted stock units is permitted;

•	Minimum vesting periods for grants of restricted stock and restricted stock units are required;

•	Any material amendment (other than an amendment that curtails the scope of the Equity Plan) is subject to approval by the Company’s stockholders; and

•	The Equity Plan will be administered by the Compensation and Stock Plan Committee of the Board. The Compensation and Stock Plan Committee, in its discretion, may grant a variety of incentive awards based on the common stock of the Company.

Based solely on the closing price of the Company’s common stock of $19.01 as reported on the New York Stock Exchange on March 10, 2006 and the maximum number of shares that would have been available for awards as of such date (and assuming that no outstanding awards under the Company’s Stock Option Plan are forfeited, cancelled or terminated (other than by exercise) as of such date), the maximum aggregate market value of the shares that could potentially be issued under the Equity Plan is $13,711,437. The shares issued by the Company under the Equity Plan will be authorized but unissued shares. The shares underlying any awards that are forfeited, canceled, expire or are terminated (other than by exercise) under the Option Plans and the Equity Plan are added back to the shares available for issuance under the Equity Plan. Shares tendered or held back upon exercise of an option or settlement of an award to cover the exercise price or tax withholding are not available for future issuance under the Equity Plan. In addition, upon exercise of any stock appreciation rights, the gross number of shares exercised will be deducted from the total number of shares remaining available for issuance under the Equity Plan.

To ensure that certain awards granted under the Equity Plan, including awards of restricted stock and restricted stock units, to a “Covered Employee” (as defined in Section 162(m) of the Internal Revenue Code of 1986 (the “Code”)) qualify as “performance-based compensation” under Section 162(m) of the Code, the Equity Plan provides that the Compensation and Stock Plan Committee may require that the vesting of such awards be conditioned on the satisfaction of performance criteria, described as such criteria relate to Company-wide objectives or of the subsidiary, division, department or function with the Company or subsidiary in which the relevant participant is employed: (i) market value; (ii) book value; (iii) earnings per share; (iv) market share; (v) operating profit; (vi) net income; (vii) cash flow; (viii) return on capital; (ix) return on assets; (x) return on equity; (xi) margins; (xii) stockholder return; (xiii) sales or product volume growth; (xiv) productivity improvement; (xv) costs or expenses; (xvi) net debt reduction; (xvii) earnings before interest, taxes, depreciation and amortization; (xviii) unit volume; (xix) net sales; (xx) balance sheet measurements; (xxi) selling, general and administrative expense; and (xxii) revenue. The Compensation and Stock Plan Committee will select the particular performance criteria within 90 days following the commencement of a performance cycle. Subject to adjustments for stock splits and similar events, the maximum award of restricted stock or restricted stock units (or combination thereof) granted to any one individual that is intended to qualify as “performance-based compensation” under Section 162(m) of the Code will not exceed 500,000 shares for any performance cycle, and options or stock appreciation rights with respect to no more than 500,000 shares may be granted to any one individual during any calendar year period.

Summary of the Equity Plan

The following description of certain features of the Equity Plan is intended to be a summary only. The summary is qualified in its entirety by the full text of the Equity Plan that is attached hereto as Exhibit 1.

Plan Administration.    The Compensation and Stock Plan Committee has full power to select, from among the individuals eligible for awards, the individuals to whom awards will be granted, to make any combination of awards to participants, and to determine the specific terms and conditions of each award, subject to the provisions of the Equity Plan. The Compensation and Stock Plan Committee may delegate to the CEO of the Company the authority to grant awards at fair market value to employees who are not subject to the reporting and other provisions of Section 16 of the Exchange Act.

Eligibility and Limitations on Grants.    Persons eligible to participate in the Equity Plan will be those officers, employees, non-employee directors and other key persons (including consultants and prospective employees) of the Company and its subsidiaries as selected from time to time by the Compensation and Stock Plan Committee. Approximately 70 individuals are currently eligible to participate in the Equity Plan.

The maximum award of stock options or stock appreciation rights granted to any one individual will not exceed 500,000 shares (subject to adjustment for stock splits and similar events) for any calendar year period. If any award of restricted stock or restricted stock units granted to an individual is intended to qualify as “performance-based compensation” under Section 162(m) of the Code, then the maximum award shall not exceed 500,000 shares (subject to adjustment for stock splits and similar events) to any one such individual in any performance cycle.

Stock Options.    The Equity Plan permits the granting of (1) stock options intended to qualify as incentive stock options under Section 422 of the Code and (2) stock options that do not so qualify. Options granted under the Equity Plan will be non-qualified options if they fail to qualify as incentive options or exceed the annual limit on incentive stock options. Non-qualified options may be granted to any persons eligible to receive incentive options and to non-employee directors and key persons. The option exercise price of each option will be determined by the Compensation and Stock Plan Committee but may not be less than 100% of the fair market value of the Common Stock on the date of grant. The maximum number of shares that can be granted in the form of incentive stock options cannot exceed 250,000 shares.

The term of each option will be fixed by the Compensation and Stock Plan Committee and may not exceed ten years from the date of grant. The Compensation and Stock Plan Committee will determine at what time or times each option may be exercised. Options may be made exercisable in installments and the exercisability of options may be accelerated by the Compensation and Stock Plan Committee. Options may be exercised in whole or in part with written notice to the Company.

Upon exercise of options, the option exercise price must be paid in full either in cash, by certified or bank check or other instrument acceptable to the Compensation and Stock Plan Committee, or by delivery (or attestation to the ownership) of shares that are beneficially owned by the optionee. Subject to applicable law, the exercise price may also be delivered to the Company by a broker pursuant to irrevocable instructions to the broker from the optionee.

To qualify as incentive options, options must meet additional federal tax requirements, including a $100,000 limit on the value of shares subject to incentive options that first become exercisable by a participant in any one calendar year.

Stock Appreciation Rights.    The Compensation and Stock Plan Committee may award a stock appreciation right either as a freestanding award or in tandem with a stock option. The Compensation and Stock Plan Committee may award stock appreciation rights subject to such conditions and restrictions as the Compensation and Stock Plan Committee may determine, provided that (1) upon exercise of a stock appreciation right granted in tandem with an option, the applicable portion of any related option shall be surrendered and (2) stock appreciation rights granted in tandem with options are exercisable at such time or times and to the extent that the related stock options are exercisable.

Restricted Stock.    The Compensation and Stock Plan Committee may award shares to participants subject to such conditions and restrictions as the Compensation and Stock Plan Committee may determine. These conditions and restrictions may include the achievement of certain performance goals (as summarized above) and/or continued employment with the Company through a specified restricted period. However, in the event these awards have a performance-based goal, the restriction period will be at least one year, and in the event these awards have a time-based restriction, the restriction period will be at least three years, but vesting can occur incrementally over the three-year period.

Restricted Stock Units.    The Compensation and Stock Plan Committee may award restricted stock units as deferred stock awards to participants. Restricted stock units are ultimately payable in the form of shares and may be subject to such conditions and restrictions as the Compensation and Stock Plan Committee may determine. These conditions and restrictions may include the achievement of certain performance goals (as summarized above) and/or continued employment with the Company through a specified vesting period. However, in the event these awards have a performance-based goal, the restriction period will be at least one year, and in the event these awards have a time-based restriction, the restriction period will be at least three years, but vesting can occur incrementally over the three-year period. In the Compensation and Stock Plan Committee’s sole discretion and subject to the participant’s compliance with the procedures established by the Compensation and Stock Plan Committee and requirements of Section 409A of the Code, it may permit a participant to make an advance election to receive a portion of his or her future cash compensation otherwise due in the form of a restricted stock unit award.

Unrestricted Stock.    The Compensation and Stock Plan Committee may grant shares (at no cost or for a purchase price determined by the Committee) that are free from any restrictions under the Equity Plan. Unrestricted stock may be issued to participants in recognition of past services or other valid consideration, and may be issued in lieu of cash compensation to be paid to such individuals.

Tax Withholding.    Participants in the Equity Plan are responsible for the payment of any federal, state or local taxes that the Company is required by law to withhold upon any option exercise or vesting of other awards. Subject to approval by the Compensation and Stock Plan Committee, participants may elect to have the minimum tax withholding obligations satisfied either by authorizing the Company to withhold shares to be issued pursuant to an option exercise or other award, or by transferring to the Company shares having a value equal to the amount of such taxes.

Change in Control Provisions.    The Equity Plan provides that in the event of a sale event (as defined in the Equity Plan) resulting in a change in control of the Company, all stock options and stock appreciation rights will automatically become fully exercisable and conditions and restrictions relating solely to the passage of time and continued employment on all other awards will automatically be deemed waived, except as the Committee may otherwise provide in the relevant award agreement. Awards with conditions and restrictions relating to the attainment of performance goals may become vested and non-forfeitable in connection with a change in control in the Committee’s discretion. In addition, in the event of a sale event in which the Company’s stockholders will receive cash consideration, the Company may make or provide for a cash payment to participants holding options and stock appreciation rights equal to the difference between the per share cash consideration and the exercise price of the options or stock appreciation rights.

Amendments and Termination.    The Board of Directors may at any time amend or discontinue the Equity Plan and the Compensation and Stock Plan Committee may at any time amend or cancel any outstanding award for the purpose of satisfying changes in the law or for any other lawful purpose. However, no such action may adversely affect any rights under any outstanding award without the holder’s consent. Any amendments that materially change the terms of the Equity Plan, including any amendments that increase the number of shares reserved for issuance under the Equity Plan, expand the types of awards available, materially expand the eligibility to participate in, or materially extend the term of, the Equity Plan, or materially change the method of determining the fair market value of the Company’s common stock, will be subject to approval by stockholders. Amendments shall also be subject to approval by the Company’s stockholders if and to the extent determined by the Compensation and Stock Plan Committee to be required by the Code to preserve the qualified status of incentive options or to ensure that compensation earned under the Equity Plan qualifies as performance-based compensation under Section 162(m) of the Code. In addition, except in connection with a reorganization or other similar change in the capital stock of the Company or a merger or other transaction, the Compensation and Stock Plan Committee may not reduce the exercise price of an outstanding stock option or stock appreciation right or effect repricing of an outstanding stock option or stock appreciation right through cancellation or regrants.

Effective Date of Equity Plan

The Board adopted the Equity Plan on February 27, 2006, and the Equity Plan becomes effective on the date it is approved by stockholders. Awards of incentive options may be granted under the Equity Plan until February 27, 2016. No other awards may be granted under the Equity Plan after the date that is 10 years from the date of stockholder approval. If the Equity Plan is not approved by stockholders, the Option Plans will continue in effect, and awards may be granted thereunder, in accordance with their terms.

Equity Plan Benefits

No grants have been issued with respect to the shares to be reserved for issuance under the Equity Plan, and the number of shares that will be granted to each of the Company’s Chief Executive Officer, executive officers, non-employee directors, non-executive officers and employees under the Equity Plan have not yet been determined. However, subject to shareholder approval of the Equity Plan, the Company anticipates equity awards in 2006 will be made at equivalent levels to those historically granted under the Company’s Stock Option Plan.

Tax Aspects Under the Code

The following is a summary of the principal federal income tax consequences of certain transactions under the Equity Plan. It does not describe all federal tax consequences under the Equity Plan, nor does it describe state or local tax consequences.

Incentive Options.    No taxable income is generally realized by the optionee upon the grant or exercise of an incentive option. If shares issued to an optionee pursuant to the exercise of an incentive option are sold or transferred after two years from the date of grant and after one year from the date of exercise, then (1) upon sale of such shares, any amount realized in excess of the option price (the amount paid for the shares) will be taxed to the optionee as a long-term capital gain, and any loss sustained will be a long-term capital loss, and (2) there will be no deduction for the Company for federal income tax purposes. The exercise of an incentive option will give rise to an item of tax preference that may result in alternative minimum tax liability for the optionee.

If shares acquired upon the exercise of an incentive option are disposed of prior to the expiration of the two-year and one-year holding periods described above (a “disqualifying disposition”), generally (a) the optionee will realize ordinary income in the year of disposition in an amount equal to the excess (if any) of the fair market value of the shares at exercise (or, if less, the amount realized on a sale of such shares ) over the option price thereof, and (b) the Company will be entitled to deduct such amount. Special rules will apply where all or a portion of the exercise price of the incentive option is paid by tendering shares.

If an incentive option is exercised at a time when it no longer qualifies for the tax treatment described above (e.g., if the holding periods described above are not satisfied), the option is treated as a non-qualified option. In addition, an incentive option will not be eligible for the tax treatment described above if it is exercised more than three months following termination of employment (or one year in the case of termination of employment by reason of disability). In the case of termination of employment by reason of death, the three-month rule does not apply.

Non-Qualified Options.    No income is realized by the optionee at the time the option is granted. Generally (i) at exercise, ordinary income is realized by the optionee in an amount equal to the difference between the option price and the fair market value of the shares on the date of exercise, and the Company receives a tax deduction for the same amount, and (ii) at disposition, appreciation or depreciation after the date of exercise is treated as either short-term or long-term capital gain or loss depending on how long the shares have been held. Special rules will apply where all or a portion of the exercise price of the non-qualified option is paid by tendering shares. Upon exercise, the optionee will also be subject to Social Security taxes on the excess of the fair market value over the exercise price of the option.

Restricted Stock

Restricted stock is not taxable to a recipient at the time of grant, but instead is included in ordinary income (at its then fair market value) when the restrictions lapse. A recipient may elect, however, to recognize income at the time of grant, in which case the fair market value of the restricted shares at the time of grant is included in ordinary income and there is no further income recognition when the restrictions lapse. The Company is entitled to a tax deduction in an amount equal to the ordinary income recognized by the recipient.

A recipient’s tax basis for restricted shares will be equal to the amount of ordinary income recognized by the recipient. The recipient will recognize capital gain (or loss) on a sale of the restricted stock if the sale price exceeds (or is lower than) such basis. The holding period for restricted shares for purposes of characterizing gain or loss on the sale of any shares as long- or short-term commences at the time the recipient recognizes ordinary income pursuant to an award.

Parachute Payments

The vesting of any portion of an option or other award that is accelerated due to the occurrence of a change in control may cause a portion of the payments with respect to such accelerated awards to be treated as “parachute payments” as defined in the Code. Any such parachute payments may be non-deductible to the Company, in whole or in part, and may subject the recipient to a non-deductible 20% federal excise tax on all or a portion of such payment (in addition to other taxes ordinarily payable).

Limitation on the Company’s Deductions

As a result of Section 162(m) of the Code, the Company’s deduction for certain awards under the Equity Plan may be limited to the extent that the Chief Executive Officer or other executive officer whose compensation is required to be reported in the summary compensation table receives compensation in excess of $1 million a year (other than performance-based compensation that otherwise meets the requirements of Section 162(m) of the Code). The Equity Plan is structured to allow grants to qualify as performance-based compensation.

Vote Required

The vote required for the approval of the Equity Compensation Plan is the affirmative vote of a majority of the voting power cast (in person or by proxy) and entitled to vote on this proposal. An abstention from voting on the proposal will have the effect of a “no” vote.

Under NYSE rules, brokerage firms, banks and other nominees who hold shares on behalf of their clients in “street name” are not permitted to vote the shares if the clients do not provide instructions (either vote FOR, or vote AGAINST, or ABSTAIN) on this proposal. Accordingly, if a majority of the shares entitled to vote are recorded as “broker non-votes” on this proposal, the proposal will not be approved even if all of the shares voted are “yes votes.” In addition, in accordance with the NYSE rules, a majority of the outstanding shares must cast a vote on this proposal and the affirmative votes must constitute at least a majority of the quorum.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE EQUITY COMPENSATION PLAN.

Equity Compensation Plan Information at December 31, 2005

The following table sets forth information as of December 31, 2005 regarding compensation plans under which the Company’s equity securities are authorized for issuance.

	(a)	(b)	(c)
Plan Category	Number of securities to be issued upon exercise of outstanding options	Weighted-average exercise price of outstanding options ($)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders (1)	7,171,517	$9.55	707,275
Equity compensation plans not approved by security holders	—	—	—
Total	7,171,517	$9.55	707,275

(1)	Includes amounts from the 1999 Performance Stock Option Plan and the 1999 Super-Performance Stock Option Plan adopted by the shareholders prior to the Company’s initial public offering.

Equity Compensation Plan Information at March 10, 2006

The following table sets forth information as of March 10, 2006 regarding compensation plans under which the Company’s equity securities are authorized for issuance.

	(a)	(b)	(c)
Plan Category	Number of securities to be issued upon exercise of outstanding options	Weighted-average exercise price of outstanding options ($)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders (1)	6,943,652	$9.65	721,275
Equity compensation plans not approved by security holders	—	—	—
Total	6,943,652	$9.65	721,275

(1)	Includes amounts from the 1999 Performance Stock Option Plan and the 1999 Super-Performance Stock Option Plan adopted by the shareholders prior to the Company’s initial public offering.

PROPOSAL 3:

RATIFICATION OF THE SELECTION OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

On February 7, 2006, upon the recommendation of the Audit Committee, the Company’s Board of Directors selected KPMG to serve as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2006. The Board of Directors proposes and recommends that the stockholders ratify this selection.

Vote Required

The vote required for the ratification of the selection of KPMG is the affirmative vote of a majority of the voting power present (in person or by proxy) and entitled to vote on such ratification, provided that a quorum is present at the Annual Meeting. An abstention from voting on the proposal will have the effect of a “no” vote. Broker non-votes are considered not cast and therefore will not affect the outcome of the vote.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE SELECTION OF KPMG AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2006.

SECURITY OWNERSHIP OF CERTAIN

BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information as of the Record Date regarding (i) each person known by the Company to be the beneficial owner of more than 5% of the outstanding shares of Common Stock, (ii) each director of the Company, (iii) the named executive officers and (iv) all executive officers and directors as a group. Except as otherwise indicated, each person has sole voting and dispositive power with respect to such shares.

Beneficial ownership includes shares for which a person, directly or indirectly, has or shares voting or investment power, or both, and also includes options and warrants which are exercisable within 60 days following the Record Date.

Name	Number of Shares Beneficially Owned	Percent of Class
Eastbourne Capital Management L.L.C (1)	4,232,453	11.3%
Artisan Partners Limited Partnership (2)	3,499,100	9.4%
Steven C. Francis (3)	3,383,371	9.1%
Wasatch Advisors, Inc. (4)	2,493,306	6.7%
RS Investment Management Co. LLC (5)	1,652,296	4.4%
Susan R. Nowakowski (6)	584,705	1.6%
William F. Miller III (7)	161,840	*
Denise L. Jackson (8)	95,691	*
Kenneth F. Yontz (9)	95,000	*
David C. Dreyer (10)	56,250	*
Andrew M. Stern (11)	33,700	*
Douglas D. Wheat	5,633	*
R. Jeffrey Harris	0	*
All directors, director nominees and executive officers as a group (12)	4,416,190	11.8%

*	Less than 1%

(1)	Eastbourne Capital Management L.L.C.’s address is 1101 Fifth Avenue, Suite 160, San Rafael, CA 94901.

(2)	Artisan Partners Limited Partnership’s address is 875 East Wisconsin Avenue, Suite 800, Milwaukee, WI 53202

(3)	Mr. Francis’s address is c/o AMN Healthcare, Inc., 12400 High Bluff Drive, San Diego, CA 92130. Includes 100 shares owned directly by Mr. Francis; 214,422 shares owned by the Francis Family Trust dated May 24, 1996, as amended. Mr. Francis and his wife, Gayle Francis, are each Trustees of such trust. As a result, he has investment power over these shares and is therefore deemed to have beneficial ownership of these shares. Includes 2,400 shares owned as custodian and options for 3,166,449 shares of Common Stock deemed to be beneficially owned by reason of the right to acquire such shares within 60 days following the Record Date.

(4)	Wasatch Advisors, Inc.’s address is 150 Social Hall Avenue, Salt Lake City, UT 84111.

(5)	RS Investment Management Co. LLC’s address is 388 Market Street, Suite 1700, San Francisco, CA 94111.

(6)	Includes options for 584,405 shares of Common Stock deemed to be beneficially owned by reason of the right to acquire such shares within 60 days following the Record Date.

(7)	Includes options for 33,200 shares of Common Stock deemed to be beneficially owned by reason of the right to acquire such shares within 60 days following the Record Date.

(8)	Includes options for 95,691 shares of Common Stock deemed to be beneficially owned by reason of the right to acquire such shares within 60 days following the Record Date.

(9)	Includes options for 20,000 shares of Common Stock deemed to be beneficially owned by reason of the right to acquire such shares within 60 days following the Record Date.

(10)	Includes options for 56,250 shares of Common Stock deemed to be beneficially owned by reason of the right to acquire such shares within 60 days following the Record Date.

(11)	Includes options for 33,200 shares of Common Stock deemed to be beneficially owned by reason of the right to acquire such shares within 60 days following the Record Date.

(12)	The percentage of outstanding shares owned includes options for 3,989,195 shares of Common Stock deemed to be beneficially owned by reason of the right to acquire such shares within 60 days following the Record Date.

Certain Relationships And Related Transactions

In April and May 2005, the Company completed two secondary public offerings of its common stock. All of the 12,931,303 shares were sold by affiliates of Haas Wheat & Partners, L.P., a private equity investment firm. Robert B. Haas, who served as Chairman of the Company’s Board of Directors until May 4, 2005, and as a director until June 9, 2005, is Chairman of Haas Wheat & Partners, L.P. The Company’s Presiding Director, Douglas D. Wheat, is President of Haas Wheat & Partners, L.P. Messrs. Haas and Wheat had interests in the shares sold and Mr. Haas exercised voting and dispositive power over such shares. Under the terms of a registration rights agreement, the Company was obligated to pay all costs related to those offerings other than the underwriting discounts and commissions and the legal fees and expenses of the selling stockholders. The Company incurred costs associated with the offerings of approximately $0.5 million during the second quarter of 2005, which were recorded in the Company’s stockholders’ equity.

On November 2, 2005, the Company completed its acquisition of all of the outstanding capital stock of The MHA Group, a temporary physician, allied and nursing healthcare staffing services and physician and allied healthcare permanent placement services business. In connection with the MHA acquisition, the Company entered into an amended and restated registration rights agreement with Steven C. Francis, the Francis Family Trust (collectively referred to as the “Francis stockholders”), James C. Merritt and Joseph E. Hawkins. Mr. Francis is our Executive Chairman and beneficially owns 9.1% of the Company’s common stock as of March 10, 2006 (which includes options for 3,166,449 shares of common stock deemed to be beneficially owned by reason of the right to acquire such shares within 60 days following March 10, 2006). Under the terms of the amended and restated registration rights agreement, subject to several exceptions, including the Company’s right to defer a demand registration under certain circumstances, the Francis stockholders may require that the Company register for public resale all shares of common stock they request be registered at certain times so long as the securities being registered in each registration statement are reasonably expected to produce aggregate proceeds of $5.0 million or more. The Francis stockholders may demand two registrations for firm commitment underwritten offerings. The Francis stockholders also have the unlimited right to require the Company to register the sale of the common stock held by them on Form S-3, subject to offering size and other restrictions. Messrs. Merritt and Hawkins are entitled to piggyback registration rights with respect to any demand registration request made by the Francis stockholders. If the registration requested is in the form of a firm commitment underwritten offering, and if the managing underwriter of the offering determines that the number of securities to be offered would jeopardize the success of the offering, the number of shares included in the offering shall be determined as follows: (i) shares offered by the Francis stockholders, (ii) shares offered by stockholders other than the Francis stockholders, (iii) shares held by other stockholders to be included in such registration, and (iv) shares offered by the Company.

In addition, the MHA stockholders and the Francis stockholders were granted piggyback rights on certain registrations for the Company’s account or the account of another stockholder. If the managing underwriter in an underwritten offering determines that the number of securities offered in a piggyback registration would jeopardize the success of the offering, the number of shares included in the offering shall be determined as follows: (i) shares offered by the Company for the Company’s own account and (ii) shares offered by the Francis stockholders, (iii) shares offered by other stockholders (including Messrs. Merritt and Hawkins) to be included in such registration (pro rata, based on their respective ownership of the Company’s common equity).

COMPARATIVE STOCK PERFORMANCE GRAPHS

The graph below compares the total stockholder return on the Company’s Common Stock with the total stockholder return of (i) the New York Stock Exchange (“NYSE”) Market Index and (ii) the Dow Jones Group-Index of Health-Care Providers (“HEA”), the Company’s peer group index, assuming an investment of $100 on November 13, 2001 (the first day of trading in the Company’s common stock) in the Company’s Common Stock, the stocks comprising the HEA and the stocks comprising the NYSE Market Index.

ASSUMES $100 INVESTED ON NOV. 13, 2001

ASSUMES DIVIDEND REINVESTED

FISCAL YEAR ENDING DEC. 31, 2005

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

KPMG served as the Company’s principal independent registered public accounting firm for 2005. Representatives from KPMG will be present at the Annual Meeting of Stockholders, will be given the opportunity to make a statement if they so desire and are expected to be available to respond to any appropriate questions. The fees paid or accrued for audit services and the fees paid for audit related, tax and all other services rendered by KPMG for each of the last two years are as follows:

Audit Fees:    KPMG billed $2,045,000 and $975,000 for audit fees in 2005 and 2004, respectively. Audit fees consist of fees for professional services rendered in connection with the annual audits of (i) the Company’s consolidated financial statements; (ii) management’s assessment of the effectiveness of internal control over financial reporting; (iii) the effectiveness of internal control over financial reporting; and (iv) reviews of the interim consolidated financial statements included in quarterly reports and fees for SEC registration statement services. In 2005, audit fees also included $867,000 in additional audit fees related to the MHA acquisition.

Audit-Related Fees:    KPMG billed $0 and $6,000 for audit-related services in 2005 and 2004 respectively. Audit-related fees consist principally of fees for consultation on accounting standards or transactions and fees related to a subscription to an on-line research tool licensed from the independent registered public accounting firm.

Tax Fees:    KPMG billed $0 and $10,000 in 2005 and 2004 respectively for tax services. Fees in 2004 consisted of tax consultation.

All Other Fees:    KPMG did not bill for any other services in 2005 and 2004.

Pursuant to the Audit Committee Charter, it is the policy of the Audit Committee to review in advance, and grant any appropriate pre-approvals of all auditing services to be provided by the independent registered public accounting firm and all non-audit services to be provided by the independent registered public accounting firm as permitted by Section 10A of the Securities Exchange Act, and in connection therewith, to approve all fees and other terms of engagement. In 2005, the Audit Committee pre-approved all audit-related, tax and other fees billed by KPMG prior to the engagement.

OTHER MATTERS

Expenses of Solicitation

The Board of Directors is making this solicitation. The Company is also utilizing the services of a proxy solicitation firm, The Altman Group, in making this solicitation. The Altman Group will provide proxy solicitation services in exchange for a fee of $6,500 plus additional costs, and may solicit proxies by further mailings, personal conversations or by telephone. The anticipated total cost of the solicitation by The Altman Group is approximately $11,500. The cost of soliciting proxies, including the preparation, assembling and mailing of the Notice of Annual Meeting, proxy statement, form of proxy and other soliciting material, as well as the cost of forwarding such material to the beneficial owners of the shares of record, will be borne by the Company. Directors, officers and employees of the Company may also solicit proxies, by further mailings, personal conversations or by telephone but such individuals will not receive any additional compensation for these actions. The Company may reimburse brokers and others holding shares in their names or in the names of nominees for their reasonable out-of-pocket expenses incurred in sending the proxy materials to principals and beneficial owners.

Stockholder Proposals for the 2007 Annual Meeting

From time to time, stockholders present proposals, which may be proper subject for inclusion in the proxy statement and for consideration at the next Annual Meeting of Stockholders. Any stockholder who desires to bring a proposal at the Company’s 2007 Annual Meeting of Stockholders without including such proposal in the Company’s proxy statement, must deliver written notice thereof to the Secretary of the Company not before November 7, 2006 and not later than January 16, 2007. Stockholder proposals intended to be included in the 2007 proxy statement must be received by the Company no later than November 15, 2006 and otherwise comply with the requirements of Rule 14a-8 promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934.

If a stockholder proposal is not properly submitted for inclusion in the 2007 proxy statement pursuant to the requirements described above (but otherwise complies with the advanced notice provisions of the Company’s by-laws), management will be permitted to vote proxies in its discretion if it advises stockholders in the 2007 Proxy Statement about the nature of the matter and how management intends to vote on such matter.

Annual Report

Stockholders will receive with this proxy statement a copy of the Company’s Annual Report including the financial statements and the financial statement schedules included in the Company’s annual report on Form 10-K as filed with the SEC for the fiscal year ended December 31, 2005 and certain exhibits thereto. Stockholders may request additional copies in writing at the following address:

AMN Healthcare Services, Inc.

Attention:	Denise L. Jackson
Senior Vice President, General Counsel and Secretary
12400 High Bluff Drive, Suite 100
San Diego, California 92130

In the event that the exhibits to the annual report on Form 10-K are requested, a fee may be charged for reproduction of such exhibits.

Other Business

As of the date of this proxy statement, the Board of Directors is not aware of any matters that will be presented for action at the Annual Meeting other than those described in this proxy statement. Should other business be properly brought before the Annual Meeting, it is intended that the accompanying proxy will be voted thereon in the discretion of the persons named as proxies.

CEO Certification

In 2005, the Company’s Chief Executive Officer (CEO) provided to the New York Stock Exchange the annual CEO certification regarding compliance by AMN Healthcare Services, Inc. with the New York Stock Exchange’s corporate governance listing standards. In addition, the Company’s CEO and Chief Financial Officer filed with the U.S. Securities and Exchange Commission all required certifications regarding the quality of the company’s public disclosures in its fiscal 2005 reports.

Transfer Agent

American Stock Transfer & Trust Company

59 Maiden Lane

Plaza Level

New York, NY 10038

(800) 937-5449

www.amstock.com

EXHIBIT 1 EQUITY PLAN

AMN HEALTHCARE EQUITY PLAN

SECTION 1.	GENERAL PURPOSE OF THE PLAN; DEFINITIONS

The name of the plan is the AMN Healthcare Equity Plan (the “Plan”). The purpose of the Plan is to encourage and enable the officers, employees, Non-Employee Directors and other key persons (including consultants and prospective employees) of AMN Healthcare Services, Inc. (the “Company”) and its Subsidiaries upon whose judgment, initiative and efforts the Company largely depends for the successful conduct of its business to acquire a proprietary interest in the Company. It is anticipated that providing such persons with a direct stake in the Company’s welfare will assure a closer identification of their interests with those of the Company and its stockholders, thereby stimulating their efforts on the Company’s behalf and strengthening their desire to remain with the Company.

The following terms shall be defined as set forth below:

“Act” means the Securities Act of 1933, as amended, and the rules and regulations thereunder.

“Administrator” is defined in Section 2(a).

“Award” or “Awards,” except where referring to a particular category of grant under the Plan, shall include Incentive Stock Options, Non-Qualified Stock Options, Stock Appreciation Rights, Deferred Stock Awards, Restricted Stock Awards and Unrestricted Stock Awards.

“Board” means the Board of Directors of the Company.

“Code” means the Internal Revenue Code of 1986, as amended, and any successor Code, and related rules, regulations and interpretations.

“Committee” means the compensation committee of the Board or a similar committee performing the functions of the compensation committee and which is comprised of not less than two Non-Employee Directors who are independent.

“Covered Employee” means an employee who is a “Covered Employee” within the meaning of Section 162(m) of the Code.

“Deferred Stock Award” means Awards granted pursuant to Section 8.

“Effective Date” means the date on which the Plan is approved by stockholders as set forth in Section 18.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

“Fair Market Value” of the Stock on a given date means (i) if the Stock is listed on a national securities exchange, the mean between the highest and lowest sale prices reported as having occurred on the primary exchange with which the Stock is listed and traded on the date prior to such date, or, if there is no such sale on that date, then on the last preceding date on which such a sale was reported; (ii) if the Stock is not listed on any national securities exchange but is quoted in the National Market System of the National Association of Securities Dealers Automated Quotation System (“NASDAQ”) on a last sale basis, the average between the high bid price and low ask price reported on the date prior to such date, or, if there is no such sale on that date, then on the last preceding date on which a sale was reported; or (iii) if the Stock is not listed on a national securities exchange nor quoted in the NASDAQ on a last sale basis, the amount determined by the Committee to be the fair market value based upon a good faith attempt to value the Stock accurately and computed in accordance with applicable regulations of the Internal Revenue Service.

“Incentive Stock Option” means any Stock Option designated and qualified as an “incentive stock option” as defined in Section 422 of the Code.

“Non-Employee Director” means a member of the Board who is not also an employee of the Company or any Subsidiary.

“Non-Qualified Stock Option” means any Stock Option that is not an Incentive Stock Option.

“Option” or “Stock Option” means any option to purchase shares of Stock granted pursuant to Section 5.

“Performance Cycle” means one or more periods of time, which may be of varying and overlapping durations, as the Administrator may select, over which the attainment of one or more performance criteria will be measured for the purpose of determining a grantee’s right to and the payment of a Restricted Stock Award or Deferred Stock Award.

“Restricted Stock Award” means Awards granted pursuant to Section 7.

“Section 409A” means Section 409A of the Code and the regulations and other guidance promulgated thereunder.

“Stock” means the Common Stock, par value $.01 per share, of the Company, subject to adjustments pursuant to Section 3.

“Stock Appreciation Right” means any Award granted pursuant to Section 6.

“Subsidiary” means any corporation or other entity (other than the Company) in which the Company has a controlling interest, either directly or indirectly.

“Ten Percent Owner” means an employee who owns or is deemed to own (by reason of the attribution rules of Section 424(d) of the Code) more than 10 percent of the combined voting power of all classes of stock of the Company or any parent or subsidiary corporation.

“Unrestricted Stock Award” means any Award granted pursuant to Section 9.

SECTION 2.	ADMINISTRATION OF PLAN; ADMINISTRATOR AUTHORITY TO SELECT GRANTEES AND DETERMINE AWARDS

(a) Committee. The Plan shall be administered by either the Board or the Committee (the “Administrator”).

(b) Powers of Administrator. The Administrator shall have the power and authority to grant Awards consistent with the terms of the Plan, including the power and authority:

(i) to select the individuals to whom Awards may from time to time be granted;

(ii) to determine the time or times of grant, and the extent, if any, of Incentive Stock Options, Non-Qualified Stock Options, Stock Appreciation Rights, Restricted Stock Awards, Deferred Stock Awards and Unrestricted Stock Awards, or any combination of the foregoing, granted to any one or more grantees;

(iii) to determine the number of shares of Stock to be covered by any Award;

(iv) to determine and modify from time to time the terms and conditions, including restrictions, not inconsistent with the terms of the Plan, of any Award, which terms and conditions may differ among individual Awards and grantees, and to approve the form of written instruments evidencing the Awards;

(v) to accelerate at any time the exercisability or vesting of all or any portion of any Award;

(vi) subject to the provisions of Section 5(c), to extend at any time the period in which Stock Options may be exercised; and

(vii) at any time to adopt, alter and repeal such rules, guidelines and practices for administration of the Plan and for its own acts and proceedings as it shall deem advisable; to interpret the terms and provisions of the Plan and any Award (including related written instruments); to make all determinations it deems advisable for the administration of the Plan; to decide all disputes arising in connection with the Plan; and to otherwise supervise the administration of the Plan.

All decisions and interpretations of the Administrator shall be binding on all persons, including the Company and Plan grantees.

(c) Delegation of Authority to Grant Awards. The Administrator, in its discretion, may delegate to the Chief Executive Officer of the Company all or part of the Administrator’s authority and duties with respect to the granting of Awards, to individuals who are not subject to the reporting and other provisions of Section 16 of the Exchange Act or Covered Employees. Any such delegation by the Administrator shall include a limitation as to the amount of Awards that may be granted during the period of the delegation and shall contain guidelines as to the determination of the exercise price of any Stock Option or Stock Appreciation Right, the conversion ratio or price of other Awards and the vesting criteria. The Administrator may revoke or amend the terms of a delegation at any time but such action shall not invalidate any prior actions of the Administrator’s delegate or delegates that were consistent with the terms of the Plan.

(d) Indemnification. Neither the Board nor the Committee, nor any member of either or any delegate thereof, shall be liable for any act, omission, interpretation, construction or determination made in good faith in connection with the Plan, and the members of the Board and the Committee (and any delegate thereof) shall be entitled in all cases to indemnification and reimbursement by the Company in respect of any claim, loss, damage or expense (including, without limitation, reasonable attorneys’ fees) arising or resulting therefrom to the fullest extent permitted by law and/or under any directors’ and officers’ liability insurance coverage which may be in effect from time to time and/or any indemnification agreement between such individual and the Company.

SECTION 3.	STOCK ISSUABLE UNDER THE PLAN; MERGERS; SUBSTITUTION

(a) Stock Issuable. The maximum number of shares of Stock reserved and available for issuance under the Plan shall be equal to the sum of (i) 721,275 shares (which equals the number of shares of Stock that remain available for grants under the Company’s Stock Option Plan, the Company’s 1999 Performance Stock Option Plan and the Company’s 1999 Super-Performance Stock Option Plan as of March 10, 2006, (the Record Date for the Annual Meeting of Stockholders on April 12, 2006) plus (ii) the number of shares of Stock underlying any grants under the Company’s Stock Option Plan that are forfeited, canceled or are terminated (other than by exercise) from March 10, 2006 through the Effective Date, plus (iii) the number of shares of Stock underlying any grants under the Company’s Stock Option Plan that are forfeited, canceled or are terminated (other than by exercise) from and after the Effective Date. For purposes of this limitation, the shares of Stock underlying any Awards granted under this Plan that are forfeited, canceled or otherwise terminated (other than by exercise) shall be added back to the shares of Stock available for issuance under the Plan. Shares tendered or held back upon exercise of an Option or settlement of an Award to cover the exercise price or tax withholding shall not be available for future issuance under the Plan. In addition, upon exercise of Stock Appreciation Rights, the gross number of shares exercised shall be deducted from the total number of shares remaining available for issuance under the Plan. Subject to such overall limitations, shares of Stock may be issued up to such maximum number pursuant to any type or types of Award; provided, however, that Stock Options or Stock Appreciation Rights with respect to no more than 500,000 shares of Stock may be granted to any one individual grantee during any one calendar year period. In addition, no more than 250,000 shares of Stock may be issued pursuant to the Plan as Incentive Stock Options. The shares available for issuance under the Plan may be authorized but unissued shares of Stock or shares of Stock reacquired by the Company.

Changes in Stock. Subject to Section 3(c) hereof, if, as a result of any reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or other similar change in the Company’s capital stock, the outstanding shares of Stock are increased or decreased or are exchanged for a different number or kind of shares or other securities of the Company, or additional shares or new or different shares or other securities of the Company or other non-cash assets are distributed with respect to such shares of Stock or other securities, or, if, as a result of any merger or consolidation, sale of all or substantially all of the assets of the Company, the outstanding shares of Stock are converted into or exchanged for a different number or kind of securities of the Company or any successor entity (or a parent or subsidiary thereof), the Administrator shall make an appropriate or proportionate adjustment in (i) the maximum number of shares reserved for issuance under the Plan (ii) the number of Stock Options or Stock Appreciation Rights that can be granted to any one individual grantee and the maximum number of shares that may be granted under a Performance-based Award, (iii) the number and kind of shares or other securities subject to any then outstanding Awards under the Plan, (iv) the repurchase price, if any, per share subject to each outstanding Restricted Stock Award, and (vi) the price for each share subject to any then outstanding Stock Options and Stock Appreciation Rights under the Plan, without changing the aggregate exercise price (i.e., the exercise price multiplied by the number of Stock Options and Stock Appreciation Rights) as to which such Stock Options and Stock Appreciation Rights remain exercisable. The adjustment by the Administrator shall be final, binding and conclusive. No fractional shares of Stock shall be issued under the Plan resulting from any such adjustment, but the Administrator in its discretion may make a cash payment in lieu of fractional shares.

The Administrator may also adjust the number of shares subject to outstanding Awards and the exercise price and the terms of outstanding Awards to take into consideration material changes in accounting practices or principles, extraordinary dividends, acquisitions or dispositions of stock or property or any other event if it is determined by the Administrator that such adjustment is appropriate to avoid distortion in the operation of the Plan, provided that no such adjustment shall be made in the case of a Stock Option or Stock Appreciation Right, without the consent of the grantee, if it would constitute a modification, extension or renewal of the Option within the meaning of Section 424(h) of the Code.

(c) Mergers and Other Transactions. In the case of and subject to the consummation of (i) the dissolution or liquidation of the Company, (ii) the sale of all or substantially all of the assets of the Company on a consolidated basis to an unrelated person or entity, (iii) a merger, reorganization or consolidation in which the outstanding shares of Stock are converted into or exchanged for a different kind of securities of the successor entity and the holders of the Company’s outstanding voting power immediately prior to such transaction do not own a majority of the outstanding voting power of the successor entity immediately upon completion of such transaction, or (iv) the sale of all of the Stock of the Company to an unrelated person or entity (in each case, a “Sale Event”), all Options and Stock Appreciation Rights that are not exercisable immediately prior to the effective time of the Sale Event shall become fully exercisable as of the effective time of the Sale Event and all other Awards shall become fully vested and nonforfeitable as of the effective time of the Sale Event, except as the Administrator may otherwise specify with respect to particular Awards in the relevant Award documentation, and Awards with conditions and restrictions relating to the attainment of performance goals may become vested and nonforfeitable in connection with a Sale Event in the Administrator’s discretion. Upon the effective time of the Sale Event, the Plan and all outstanding Awards granted hereunder shall terminate, unless provision is made in connection with the Sale Event in the sole discretion of the parties thereto for the assumption or continuation of Awards theretofore granted by the successor entity, or the substitution of such Awards with new Awards of the successor entity or parent thereof, with appropriate adjustment as to the number and kind of shares and, if appropriate, the per share exercise prices, as such parties shall agree (after taking into account any acceleration hereunder). In the event of such termination, each grantee shall be permitted, within a specified period of time prior to the consummation of the Sale Event as determined by the Administrator, to exercise all outstanding Options and Stock Appreciation Rights held by such grantee, including those that will become exercisable upon the consummation of the Sale Event; provided, however, that the exercise of Options and Stock Appreciation Rights not exercisable prior to the Sale Event shall be subject to the consummation of the Sale Event. Notwithstanding anything to the contrary in this Section 3(d), in the event of a Sale Event pursuant to which holders of the Stock of the Company will receive upon consummation thereof a cash payment for each share surrendered in the Sale Event, the Company shall have the right, but not the obligation, to make or provide for a cash payment to the grantees holding Options and Stock Appreciation Rights, in exchange for the cancellation thereof, in an amount equal to the difference between (A) the value as determined by the Administrator of the consideration payable per share of Stock pursuant to the Sale Event (the “Sale Price”) times the number of shares of Stock subject to outstanding Options and Stock Appreciation Rights (to the extent then exercisable at prices not in excess of the Sale Price) and (B) the aggregate exercise price of all such outstanding Options and Stock Appreciation Rights.

(d) Substitute Awards. The Administrator may grant Awards under the Plan in substitution for stock and stock based awards held by employees, directors or other key persons of another corporation in connection with the merger or consolidation of the employing corporation with the Company or a Subsidiary or the acquisition by the Company or a Subsidiary of property or stock of the employing corporation. The Administrator may direct that the substitute awards be granted on such terms and conditions as the Administrator considers appropriate in the circumstances. Any substitute Awards granted under the Plan shall not count against the share limitation set forth in Section 3(a).

SECTION 4.	ELIGIBILITY

Grantees under the Plan will be such officers and other employees, Non-Employee Directors and key persons (including consultants and prospective employees) of the Company and its Subsidiaries as are selected from time to time by the Administrator in its discretion.

SECTION 5.	STOCK OPTIONS

(a) Grant of Stock Options. Any Stock Option granted under the Plan shall be in such form as the Administrator may from time to time approve.

Stock Options granted under the Plan may be either Incentive Stock Options or Non-Qualified Stock Options. Incentive Stock Options may be granted only to employees of the Company or any Subsidiary that is a “subsidiary corporation” within the meaning of Section 424(f) of the Code. To the extent that any Option does not qualify as an Incentive Stock Option, it shall be deemed a Non-Qualified Stock Option. Stock Options granted pursuant to this Section 5 shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Administrator shall deem desirable. If the Administrator so determines, Stock Options may be granted in lieu of cash compensation at the optionee’s election, subject to such terms and conditions as the Administrator may establish.

(b) Exercise Price. The exercise price per share for the Stock covered by a Stock Option granted pursuant to this Section 5 shall be determined by the Administrator at the time of grant but shall not be less than 100 percent of the Fair Market Value on the date of grant. In the case of an Incentive Stock Option that is granted to a Ten Percent Owner, the option price of such Incentive Stock Option shall be not less than 110 percent of the Fair Market Value on the grant date.

(c) Option Term. The term of each Stock Option shall be fixed by the Administrator, but no Stock Option shall be exercisable more than ten years after the date the Stock Option is granted. In the case of an Incentive Stock Option that is granted to a Ten Percent Owner, the term of such Stock Option shall be no more than five years from the date of grant.

(d) Exercisability; Rights of a Stockholder. Stock Options shall become exercisable at such time or times, whether or not in installments, as shall be determined by the Administrator at or after the grant date. The Administrator may at any time accelerate the exercisability of all or any portion of any Stock Option. An optionee shall have the rights of a stockholder only as to shares acquired upon the exercise of a Stock Option and not as to unexercised Stock Options.

(e) Method of Exercise. Stock Options may be exercised in whole or in part, by giving written notice of exercise to the Company, specifying the number of shares to be purchased. Payment of the purchase price may be made by one or more of the following methods to the extent provided in the Option Award agreement:

(i) In cash, by certified or bank check or other instrument acceptable to the Administrator;

(ii) Through the delivery (or attestation to the ownership) of shares of Stock that have been purchased by the optionee on the open market or that are beneficially owned by the optionee and are not then subject to restrictions under any Company plan. Such surrendered shares shall be valued at Fair Market Value on the exercise date. To the extent required to avoid variable accounting treatment under FAS 123R or other applicable accounting rules, such surrendered shares shall have been owned by the optionee for at least six months; or

(iii) By the optionee delivering to the Company a properly executed exercise notice together with irrevocable instructions to a broker to promptly deliver to the Company cash or a check payable and acceptable to the Company for the purchase price; provided that in the event the optionee chooses to pay the purchase price as so provided, the optionee and the broker shall comply with such procedures and enter into such agreements of indemnity and other agreements as the Administrator shall prescribe as a condition of such payment procedure.

Payment instruments will be received subject to collection. The transfer to the optionee on the records of the Company or of the transfer agent of the shares of Stock to be purchased pursuant to the exercise of a Stock Option will be contingent upon receipt from the optionee (or a purchaser acting in his stead in accordance with the provisions of the Stock Option) by the Company of the full purchase price for such shares and the fulfillment of any other requirements contained in the Option Award agreement or applicable provisions of laws (including the satisfaction of any withholding taxes that the Company is obligated to withhold with respect to the optionee). In the event an optionee chooses to pay the purchase price by previously-owned shares of Stock through the attestation method, the number of shares of Stock transferred to the optionee upon the exercise of the Stock Option shall be net of the number of shares attested to.

(f) Annual Limit on Incentive Stock Options. To the extent required for “incentive stock option” treatment under Section 422 of the Code, the aggregate Fair Market Value (determined as of the time of grant) of the shares of Stock with respect to which Incentive Stock Options granted under this Plan and any other plan of the Company or its parent and subsidiary corporations become exercisable for the first time by an optionee during any calendar year shall not exceed $100,000. To the extent that any Stock Option exceeds this limit, it shall constitute a Non-Qualified Stock Option.

SECTION 6.	STOCK APPRECIATION RIGHTS

(a) Nature of Stock Appreciation Rights. A Stock Appreciation Right is an Award entitling the recipient to receive shares of Stock having a value equal to the excess of the Fair Market Value of the Stock on the date of exercise over the exercise price of the Stock Appreciation Right, which price shall not be less than 100 percent of the Fair Market Value of the Stock on the date of grant (or more than the option exercise price per share, if the Stock Appreciation Right was granted in tandem with a Stock Option) multiplied by the number of shares of Stock with respect to which the Stock Appreciation Right shall have been exercised.

(b) Grant and Exercise of Stock Appreciation Rights. Stock Appreciation Rights may be granted by the Administrator in tandem with, or independently of, any Stock Option granted pursuant to Section 5 of the Plan. In the case of a Stock Appreciation Right granted in tandem with a Non-Qualified Stock Option, such Stock

Appreciation Right may be granted either at or after the time of the grant of such Option. In the case of a Stock Appreciation Right granted in tandem with an Incentive Stock Option, such Stock Appreciation Right may be granted only at the time of the grant of the Option.

A Stock Appreciation Right or applicable portion thereof granted in tandem with a Stock Option shall terminate and no longer be exercisable upon the termination or exercise of the related Option.

(c) Terms and Conditions of Stock Appreciation Rights. Stock Appreciation Rights shall be subject to such terms and conditions as shall be determined from time to time by the Administrator, subject to the following:

(i) Stock Appreciation Rights granted in tandem with Options shall be exercisable at such time or times and to the extent that the related Stock Options shall be exercisable.

(ii) Upon exercise of a Stock Appreciation Right, the applicable portion of any related Option shall be surrendered.

SECTION 7.	RESTRICTED STOCK AWARDS

(a) Nature of Restricted Stock Awards. A Restricted Stock Award is an Award entitling the recipient to acquire, at such purchase price (which may be zero) as determined by the Administrator, shares of Stock subject to such restrictions and conditions as the Administrator may determine at the time of grant (“Restricted Stock”). Conditions may be based on continuing employment (or other service relationship) and/or achievement of pre-established performance goals and objectives. The grant of a Restricted Stock Award is contingent on the grantee executing the Restricted Stock Award agreement. The terms and conditions of each such agreement shall be determined by the Administrator, and such terms and conditions may differ among individual Awards and grantees.

(b) Rights as a Stockholder. Upon execution of a written instrument setting forth the Restricted Stock Award and payment of any applicable purchase price, a grantee shall have the rights of a stockholder with respect to the voting of the Restricted Stock, subject to such conditions contained in the written instrument evidencing the Restricted Stock Award. Unless the Administrator shall otherwise determine, (i) uncertificated Restricted Stock shall be accompanied by a notation on the records of the Company or the transfer agent to the effect that they are subject to forfeiture until such Restricted Stock are vested as provided in Section 7(d) below, and (ii) certificated Restricted Stock shall remain in the possession of the Company until such Restricted Stock is vested as provided in Section 7(d) below, and the grantee shall be required, as a condition of the grant, to deliver to the Company such instruments of transfer as the Administrator may prescribe.

(c) Restrictions. Restricted Stock may not be sold, assigned, transferred, pledged or otherwise encumbered or disposed of except as specifically provided herein or in the Restricted Stock Award agreement. Except as may otherwise be provided by the Administrator either in the Award agreement or, subject to Section 15 below, in writing after the Award agreement is issued, if any, if a grantee’s employment (or other service relationship) with the Company and its Subsidiaries terminates for any reason, any Restricted Stock that has not vested at the time of termination shall automatically and without any requirement of notice to such grantee from or other action by or on behalf of, the Company be deemed to have been reacquired by the Company at its original purchase price from such grantee or such grantee’s legal representative simultaneously with such termination of employment (or other service relationship), and thereafter shall cease to represent any ownership of the Company by the grantee or rights of the grantee as a stockholder. Following such deemed reacquisition of unvested Restricted Stock that are represented by physical certificates, a grantee shall surrender such certificates to the Company upon request without consideration.

(d) Vesting of Restricted Stock. The Administrator at the time of grant shall specify the date or dates and/or the attainment of pre-established performance goals, objectives and other conditions on which the non-transferability of the Restricted Stock and the Company’s right of repurchase or forfeiture shall lapse. Notwithstanding the foregoing, in the event that any such Restricted Stock shall have a performance-based goal, the restriction period with respect to such shares shall not be less than one year, and in the event any such Restricted Stock shall have a time-based restriction, the total restriction period with respect to such shares shall not be less than three years; provided, however, that Restricted Stock with a time-based restriction may become vested incrementally over such three-year period. Subsequent to such date or dates and/or the attainment of such pre-established performance goals, objectives and other conditions, the shares on which all restrictions have lapsed shall no longer be Restricted Stock and shall be deemed “vested.” Except as may otherwise be provided by the Administrator either in the Award agreement or, subject to Section 15 below, in writing after the Award agreement is issued, a grantee’s rights in any shares of Restricted Stock that have not vested shall automatically terminate upon the grantee’s termination of employment (or other service relationship) with the Company and its Subsidiaries and such shares shall be subject to the provisions of Section 7(c) above.

SECTION 8.	DEFERRED STOCK AWARDS

(a) Nature of Deferred Stock Awards. A Deferred Stock Award is an Award of phantom stock units to a grantee, subject to restrictions and conditions as the Administrator may determine at the time of grant. Conditions may be based on continuing employment (or other service relationship) and/or achievement of pre-established performance goals and objectives. The grant of a Deferred Stock Award is contingent on the grantee executing the Deferred Stock Award agreement. The terms and conditions of each such agreement shall be determined by the Administrator, and such terms and conditions may differ among individual Awards and grantees. Notwithstanding the foregoing, in the event that any such Deferred Stock Award shall have a performance-based goal, the restriction period with respect to such award shall not be less than one year, and in the event any such Deferred Stock Award shall have a time-based restriction, the total restriction period with respect to such award shall not be less than three years; provided, however, that any Deferred Stock Award with a time-based restriction may become vested incrementally over such three-year period. At the end of the deferral period, the Deferred Stock Award, to the extent vested, shall be paid to the grantee in the form of shares of Stock.

(b) Election to Receive Deferred Stock Awards in Lieu of Compensation. The Administrator may, in its sole discretion, permit a grantee to elect to receive a portion of future cash compensation otherwise due to such grantee in the form of a Deferred Stock Award. Any such election shall be made in writing and shall be delivered to the Company no later than the date specified by the Administrator and in accordance with Section 409A and such other rules and procedures established by the Administrator. The Administrator shall have the sole right to determine whether and under what circumstances to permit such elections and to impose such limitations and other terms and conditions thereon as the Administrator deems appropriate. Any such deferred compensation shall be converted to a fixed number of phantom stock units based on the Fair Market Value of Stock on the date the compensation would otherwise have been paid to the grantee but for the deferral.

(c) Rights as a Stockholder. During the deferral period, a grantee shall have no rights as a stockholder; provided, however, that the grantee may be credited with Dividend Equivalent Rights with respect to the phantom stock units underlying his Deferred Stock Award, subject to such terms and conditions as the Administrator may determine.

(d) Termination. Except as may otherwise be provided by the Administrator either in the Award agreement or, subject to Section 15 below, in writing after the Award agreement is issued, a grantee’s right in all Deferred Stock Awards that have not vested shall automatically terminate upon the grantee’s termination of employment (or cessation of service relationship) with the Company and its Subsidiaries for any reason.

SECTION 9.	UNRESTRICTED STOCK AWARDS

Grant or Sale of Unrestricted Stock. The Administrator may, in its sole discretion, grant (or sell at par value or such higher purchase price determined by the Administrator) an Unrestricted Stock Award to any grantee pursuant to which such grantee may receive shares of Stock free of any restrictions (“Unrestricted Stock”) under the Plan. Unrestricted Stock Awards may be granted in respect of past services or other valid consideration, or in lieu of cash compensation due to such grantee.

SECTION 10.	PERFORMANCE-BASED AWARDS TO COVERED EMPLOYEES

Notwithstanding anything to the contrary contained herein, if any Restricted Stock Award or Deferred Stock Award granted to a Covered Employee is intended to qualify as “Performance-based Compensation” under Section 162(m) of the Code and the regulations promulgated thereunder (a “Performance-based Award”), such Award shall comply with the provisions set forth below:

(a) Performance Criteria. The performance criteria used in performance goals governing Performance-based Awards granted to Covered Employees may include any or all of the following objectives, described as such objectives relate to Company-wide objectives or of the subsidiary, division, department or function with the Company or subsidiary in which the Covered Employee is employed: (i) market value; (ii) book value; (iii) earnings per share; (iv) market share; (v) operating profit; (vi) net income; (vii) cash flow; (viii) return on capital; (ix) return on assets; (x) return on equity; (xi) margins; (xii) shareholder return; (xiii) sales or product volume growth; (xiv) productivity improvement; (xv) costs or expenses; (xvi) net debt reduction; (xvii) earnings before interest, taxes, depreciation and amortization; (xviii) unit volume; (xix) net sales; (xx) balance sheet measurements; (xxi) selling, general and administrative expense; or (xxii) revenue.

(b) Grant of Performance-based Awards. With respect to each Performance-based Award granted to a Covered Employee, the Committee shall select, within the first 90 days of a Performance Cycle (or, if shorter, within the maximum period allowed under Section 162(m) of the Code) the performance criteria for such grant, and the achievement targets with respect to each performance criterion (including a threshold level of performance below which no amount will become payable with respect to such Award). Each Performance-based Award will specify the amount payable, or the formula for determining the amount payable, upon achievement of the various applicable performance targets. The performance criteria established by the Committee may be (but need not be) different for each Performance Cycle and different goals may be applicable to Performance-based Awards to different Covered Employees.

(c) Payment of Performance-based Awards. Following the completion of a Performance Cycle, the Committee shall meet to review and certify in writing whether, and to what extent, the performance criteria for the Performance Cycle have been achieved and, if so, to also calculate and certify in writing the amount of the Performance-based Awards earned for the Performance Cycle. The Committee shall then determine the actual size of each Covered Employee’s Performance-based Award, and, in doing so, may reduce or eliminate the amount of the Performance-based Award for a Covered Employee if, in its sole judgment, such reduction or elimination is appropriate.

(d) Maximum Award Payable. The maximum performance-based award payable to any one Covered Employee under the Plan for a performance cycle is 500,000 shares (subject to adjustment as provided in Section 3(b) hereof).

SECTION 11.	TRANSFERABILITY OF AWARDS

(a) Transferability. Except as provided in Section 11(b) below, during a grantee’s lifetime, his or her Awards shall be exercisable only by the grantee, or by the grantee’s legal representative or guardian in the event of the grantee’s incapacity. No Awards shall be sold, assigned, transferred or otherwise encumbered or disposed of by a grantee other than by will or by the laws of descent and distribution. No Awards shall be subject, in whole or in part, to attachment, execution, or levy of any kind, and any purported transfer in violation hereof shall be null and void.

(b) Committee Action. Notwithstanding Section 11(a), the Administrator, in its discretion, may provide either in the Award agreement regarding a given Award or by subsequent written approval that the grantee (who is an employee or director) may transfer his or her Awards (other than any Incentive Stock Options) to his or her immediate family members, to trusts for the benefit of such family members, or to partnerships in which such family members are the only partners, provided that the transferee agrees in writing with the Company to be bound by all of the terms and conditions of this Plan and the applicable Award.

(c) Family Member. For purposes of Section 11(b), “family member” shall mean a grantee’s child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, any person sharing the grantee’s household (other than a tenant of the grantee), a trust in which these persons (or the grantee) have more than 50 percent of the beneficial interest, a foundation in which these persons (or the grantee) control the management of assets, and any other entity in which these persons (or the grantee) own more than 50 percent of the voting interests.

(d) Designation of Beneficiary. Each grantee to whom an Award has been made under the Plan may designate a beneficiary or beneficiaries to exercise any Award or receive any payment under any Award payable on or after the grantee’s death. Any such designation shall be on a form provided for that purpose by the Administrator and shall not be effective until received by the Administrator. If no beneficiary has been designated by a deceased grantee, or if the designated beneficiaries have predeceased the grantee, the beneficiary shall be the grantee’s estate.

SECTION 12.	TAX WITHHOLDING

(a) Payment by Grantee. Each grantee shall, no later than the date as of which the value of an Award or of any Stock or other amounts received thereunder first becomes includable in the gross income of the grantee for Federal income tax purposes, pay to the Company, or make arrangements satisfactory to the Administrator regarding payment of, any Federal, state, or local taxes of any kind required by law to be withheld by the Company with respect to such income. The Company and its Subsidiaries shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the grantee. The Company’s obligation to deliver evidence of book entry (or stock certificates) to any grantee is subject to and conditioned on tax withholding obligations being satisfied by the grantee.

(b) Payment in Stock. Subject to approval by the Administrator, a grantee may elect to have the Company’s minimum required tax withholding obligation satisfied, in whole or in part, by (i) authorizing the Company to withhold from shares of Stock to be issued pursuant to any Award a number of shares with an aggregate Fair Market Value (as of the date the withholding is effected) that would satisfy the withholding amount due, or (ii) transferring to the Company shares of Stock owned by the grantee with an aggregate Fair Market Value (as of the date the withholding is effected) that would satisfy the withholding amount due.

SECTION 13.	ADDITIONAL CONDITIONS APPLICABLE TO NONQUALIFIED DEFERRED COMPENSATION UNDER SECTION 409A.

In the event any Stock Option or Stock Appreciation Right under the Plan is granted with an exercise price of less than 100 percent of the Fair Market Value on the date of grant (regardless of whether or not such exercise price is intentionally or unintentionally priced at less than Fair Market Value), or such grant is materially modified and deemed a new grant at a time when the Fair Market Value exceeds the exercise price, or any other Award is otherwise determined to constitute “nonqualified deferred compensation” within the meaning of Section 409A (a “409A Award”), the following additional conditions shall apply and shall supersede any contrary provisions of this Plan or the terms of any agreement relating to such 409A Award.

(a) Exercise and Distribution. Except as provided in Section 13(b) hereof, no 409A Award shall be exercisable or distributable earlier than upon one of the following:

(i) Specified Time. A specified time or a fixed schedule set forth in the written instrument evidencing the 409A Award.

(ii) Separation from Service. Separation from service (within the meaning of Section 409A) by the 409A Award grantee; provided, however, that if the 409A Award grantee is a “specified employee” (as defined in Section 409A(a)(2)(B)(1) of the Code and regulations promulgated thereunder), exercise or distribution under this Section 13(a)(ii) may not be made before the date that is six months after the date of separation from service.

(iii)	Death. The date of death of the 409A Award grantee.

(iv) Disability. The date the 409A Award grantee becomes disabled (within the meaning of Section 13(c)(ii) hereof).

(v) Unforeseeable Emergency. The occurrence of an unforeseeable emergency (within the meaning of Section 13(c)(iii) hereof), but only if the net value (after payment of the exercise price) of the number of shares of Stock that become issuable does not exceed the amounts necessary to satisfy such emergency plus amounts necessary to pay taxes reasonably anticipated as a result of the exercise, after taking into account the extent to which the emergency is or may be relieved through reimbursement or compensation by insurance or otherwise or by liquidation of the grantee’s other assets (to the extent such liquidation would not itself cause severe financial hardship).

(vi) Change in Control Event. The occurrence of a Change in Control Event (within the meaning of Section 13(c)(i) hereof), including the Company’s discretionary exercise of the right to accelerate vesting of such grant upon a Change in Control Event or to terminate the Plan or any 409A Award granted hereunder within 12 months of the Change in Control Event.

(b) No Acceleration. A 409A Award may not be accelerated or exercised prior to the time specified in Section 13(a) hereof, except in the case of one of the following events:

(i) Domestic Relations Order. The 409A Award may permit the acceleration of the exercise or distribution time or schedule to an individual other than the grantee as may be necessary to comply with the terms of a domestic relations order (as defined in Section 414(p)(1)(B) of the Code).

(ii) Conflicts of Interest. The 409A Award may permit the acceleration of the exercise or distribution time or schedule as may be necessary to comply with the terms of a certificate of divestiture (as defined in Section 1043(b)(2) of the Code).

(iii) Change in Control Event. The Administrator may exercise the discretionary right to accelerate the vesting of such 409A Award upon a Change in Control Event or to terminate the Plan or any 409A Award granted thereunder within 12 months of the Change in Control Event and cancel the 409A Award for compensation.

(c) Definitions. Solely for purposes of this Section 13 and not for other purposes of the Plan, the following terms shall be defined as set forth below:

(i) “Change in Control Event” means the occurrence of a change in the ownership of the Company, a change in effective control of the Company, or a change in the ownership of a substantial portion of the assets of the Company (as defined in Section 1.409A-3(g) of the proposed regulations promulgated under Section 409A by the Department of the Treasury on September 29, 2005 or any subsequent guidance).

(ii) “Disabled” means a grantee who (i) is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, or (ii) is, by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, receiving income replacement benefits for a period of not less than three months under an accident and health plan covering employees of the Company or its Subsidiaries.

(iii) “Unforeseeable Emergency” means a severe financial hardship to the grantee resulting from an illness or accident of the grantee, the grantee’s spouse, or a dependent (as defined in Section 152(a) of the Code) of the grantee, loss of the grantee’s property due to casualty, or similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the grantee.

SECTION 14.	TRANSFER, LEAVE OF ABSENCE, ETC.

For purposes of the Plan, the following events shall not be deemed a termination of employment:

(a) a transfer to the employment of the Company from a Subsidiary or from the Company to a Subsidiary, or from one Subsidiary to another; or

(b) an approved leave of absence for military service or sickness, or for any other purpose approved by the Company, if the employee’s right to re-employment is guaranteed either by a statute or by contract or under the policy pursuant to which the leave of absence was granted or if the Administrator otherwise so provides in writing.

SECTION 15.	AMENDMENTS AND TERMINATION

The Board may, at any time, amend or discontinue the Plan and the Administrator may, at any time, amend or cancel any outstanding Award for the purpose of satisfying changes in law or for any other lawful purpose, but no such action shall adversely affect rights under any outstanding Award without the holder’s consent. Except as provided in Section 3(b) or 3(c), in no event may the Administrator exercise its discretion to reduce the exercise price of outstanding Stock Options or Stock Appreciation Rights or effect repricing through cancellation and re-grants. Any material Plan amendments (other than amendments that curtail the scope of the Plan), including any Plan amendments that (i) increase the number of shares reserved for issuance under the Plan, (ii) expand the type of Awards available under, materially expand the eligibility to participate in, or materially extend the term of, the Plan, or (iii) materially change the method of determining Fair Market Value, shall be subject to approval by the Company stockholders entitled to vote at a meeting of stockholders. In addition, to the extent determined by the Administrator to be required by the Code to ensure that Incentive Stock Options granted under the Plan are qualified under Section 422 of the Code or to ensure that compensation earned under Awards qualifies as performance-based compensation under Section 162(m) of the Code, Plan amendments shall be subject to approval by the Company stockholders entitled to vote at a meeting of stockholders. Nothing in this Section 15 shall limit the Administrator’s authority to take any action permitted pursuant to Section 3(d).

SECTION 16.	STATUS OF PLAN

With respect to the portion of any Award that has not been exercised and any payments in cash, Stock or other consideration not received by a grantee, a grantee shall have no rights greater than those of a general creditor of the Company unless the Administrator shall otherwise expressly determine in connection with any Award or Awards. In its sole discretion, the Administrator may authorize the creation of trusts or other arrangements to meet the Company’s obligations to deliver Stock or make payments with respect to Awards hereunder, provided that the existence of such trusts or other arrangements is consistent with the foregoing sentence.

SECTION 17.	GENERAL PROVISIONS

(a) No Distribution; Compliance with Legal Requirements. The Administrator may require each person acquiring Stock pursuant to an Award to represent to and agree with the Company in writing that such person is acquiring the shares without a view to distribution thereof. No shares of Stock shall be issued pursuant to an Award until all applicable securities law and other legal and stock exchange or similar requirements have been satisfied. The Administrator may require the placing of such stop-orders and restrictive legends on certificates for Stock and Awards as it deems appropriate.

(b) Delivery of Stock Certificates. Stock certificates to grantees under this Plan shall be deemed delivered for all purposes when the Company or a stock transfer agent of the Company shall have mailed such certificates in the United States mail, addressed to the grantee, at the grantee’s last known address on file with the Company. Uncertificated Stock shall be deemed delivered for all purposes when the Company or a Stock transfer agent of the Company shall have given to the grantee by electronic mail (with proof of receipt) or by United States mail, addressed to the grantee, at the grantee’s last known address on file with the Company, notice of issuance and recorded the issuance in its records (which may include electronic “book entry” records).

(c) Other Compensation Arrangements; No Employment Rights. Nothing contained in this Plan shall prevent the Board from adopting other or additional compensation arrangements, including trusts, and such arrangements may be either generally applicable or applicable only in specific cases. The adoption of this Plan and the grant of Awards do not confer upon any employee any right to continued employment with the Company or any Subsidiary.

(d) Trading Policy Restrictions. Option exercises and other Awards under the Plan shall be subject to such Company’s insider trading policy and procedures, as in effect from time to time.

(e) Forfeiture of Awards under Sarbanes-Oxley Act. If the Company is required to prepare an accounting restatement due to the material noncompliance of the Company, as a result of misconduct, with any financial reporting requirement under the securities laws, then any grantee who is one of the individuals subject to automatic forfeiture under Section 304 of the Sarbanes-Oxley Act of 2002 shall reimburse the Company for the amount of any Award received by such individual under the Plan during the 12-month period following the first public issuance or filing with the United States Securities and Exchange Commission, as the case may be, of the financial document embodying such financial reporting requirement.

SECTION 18.	EFFECTIVE DATE OF PLAN

This Plan shall become effective upon approval by the holders of a majority of the votes cast at a meeting of stockholders at which a quorum is present. No grants of Stock Options and other Awards may be made hereunder after the tenth (10th) anniversary of the Effective Date and no grants of Incentive Stock Options may be made hereunder after the tenth (10th) anniversary of the date the Plan is approved by the Board.

SECTION 19.	GOVERNING LAW

This Plan and all Awards and actions taken thereunder shall be governed by, and construed in accordance with, the laws of the State of Delaware, applied without regard to conflict of law principles.

DATE APPROVED BY BOARD OF DIRECTORS: February 27, 2006

DATE APPROVED BY STOCKHOLDERS:

AMN HEALTHCARE SERVICES, INC. ANNUAL MEETING OF STOCKHOLDERS TO

BE HELD ON APRIL 12, 2006

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

PROXY

The undersigned, revoking all previous proxies, hereby appoints Douglas D. Wheat, Steven C. Francis and William F. Miller III, or any of them, as attorneys and proxies with full power of substitution and resubstitution to represent the undersigned and to vote all shares of Common Stock of AMN Healthcare Services, Inc. (the “Company”) which the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company to be held on April 12, 2006 at 8:30 a.m. at the Company’s headquarters located at 12400 High Bluff Drive, Suite 100, San Diego, California 92130, or at any adjournment or adjournments thereof, with all powers which the undersigned would possess if personally present.

1.      Election of seven directors to hold office until the next Annual Meeting of Stockholders or until their successors are duly elected and qualified, or until the director resigns, is removed, or becomes disqualified:

	FOR	AGAINST	WITHHOLD AUTHORITY

Steven C. Francis

Susan R. Nowakowski

R. Jeffrey Harris

William F. Miller III

Andrew M. Stern

Douglas D. Wheat

Kenneth F. Yontz

2.	Approval of the Company’s Equity Plan:

FOR	AGAINST	ABSTAIN

3.	Ratification of the selection of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2006:

FOR	AGAINST	ABSTAIN

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting or any adjournment or adjournments thereof.

This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder.

If no direction is made, this proxy will be voted FOR electing each of the seven (7) nominees to the Board of Directors, FOR the approval of the Company’s Equity Plan and FOR ratification of the selection of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2006.

Please sign exactly as your name appears on the mailing label. When joint tenants hold shares, both must sign. When signing as attorney, executor, administrator, trustee or guardian, please give your full title as such. If a corporation, please sign in the corporate name by the president or another authorized officer. If a partnership, please sign in the partnership name by an authorized person.

Dated: , 2006

Signature

Signature, if held jointly

Title, if signing as attorney, executor, administrator, trustee or guardian

Name (Print)

Number of shares of Common Stock owned

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY

PROMPTLY BY USING THE ENCLOSED ENVELOPE